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Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-219567

Prospectus Supplement
(To Prospectus dated August 10, 2017)

9,411,765 Shares

Ordinary Shares

We are offering 9,411,765 ordinary shares. Our ordinary shares are listed for trading on The NASDAQ Global Market under the symbol "NBRV". On September 19, 2017, the closing sales price of our ordinary shares on The NASDAQ Global Market was $9.19 per share.

We are an "emerging growth company" under the federal securities laws and are subject to reduced public company reporting requirements.

Investing in our ordinary shares involves significant risks. See "Risk Factors" beginning on page S-11 of this prospectus supplement and in our filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement to read about factors you should consider before buying our ordinary shares.

	Per Share	Total
Public offering price	$8.50	$80,000,003
Underwriting discounts and commissions(1)	$0.51	$4,800,000
Proceeds, before expenses, to us	$7.99	$75,200,002

(1)
We have agreed to reimburse the underwriters for certain FINRA-related expenses. See "Underwriters."

We have granted the underwriters an option to purchase up to an additional 1,411,764 of our ordinary shares at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the ordinary shares against payment on or about September 22, 2017.

Joint Book-Running Managers

MORGAN STANLEY	BofA MERRILL LYNCH

Co-Managers

SunTrust Robinson Humphrey	Needham & Company	Wedbush PacGrow

The date of this prospectus supplement is September 19, 2017

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        We have not and the underwriters have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on our behalf or to which we or the underwriters have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. It is important for you to read and consider all information contained in this prospectus supplement and in the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled "Where You Can Find More Information" and "Incorporation by Reference" in this prospectus supplement and in the accompanying prospectus.

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

S-ii

        This prospectus supplement does not constitute a prospectus for the purposes of the Prospectus Directive (Directive 2003/71/EC of the European Parliament and of the Council of 4 November 2003, as amended) and the Irish regulations issued pursuant to the Prospectus Directive and this prospectus supplement has not been approved by the Central Bank of Ireland, as competent authority under the Prospectus Directive, or any equivalent authority in an European Economic Area member state. No offer of shares to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law within the meaning of the above legislation.

S-iii

 SPECIAL NOTE REGARDING THE REDOMICILIATION

        On June 23, 2017, Nabriva Therapeutics plc, a public limited company organized under the laws of Ireland became the successor issuer to Nabriva Therapeutics AG, a stock corporation (Aktiengesellschaft) organized under the laws of Austria, or Nabriva AG, for certain purposes under both the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and certain of Nabriva AG's historical reports filed under the Exchange Act are incorporated by reference in this prospectus supplement. Such succession occurred following the conclusion of a tender offer related to the exchange of American Depositary Shares and common shares of Nabriva AG for our ordinary shares, which resulted in our becoming the ultimate holding company of Nabriva AG (the predecessor registrant and former ultimate holding company) and its subsidiaries.

        Unless the context otherwise indicates, references in this prospectus supplement to "Nabriva," "we," "our" and "us" refer, collectively, to Nabriva Therapeutics plc, a public limited company incorporated in Ireland, and its consolidated subsidiaries. References in this prospectus supplement to "Nabriva AG" refer to Nabriva Therapeutics AG, our predecessor. The trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

S-iv

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include, among other things, statements about:

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  the timing and conduct of our clinical trials of our lead product candidate, lefamulin, including statements regarding the timing and completion of the trials, and the period during which the results of the trials will become available;

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  our expectations regarding how far into the future our cash on hand will fund our ongoing operations;

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  the timing of and our ability to submit applications for, obtain and maintain marketing approval of lefamulin;

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  the potential receipt of revenues from future sales of lefamulin;

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  our plans to pursue development of lefamulin for additional indications other than community-acquired bacterial pneumonia, or CABP;

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  our plans to pursue research and development of other product candidates;

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  our ability to establish and maintain arrangements for manufacture of our product candidates;

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  our sales, marketing and distribution capabilities and strategy;

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  our ability to successfully commercialize lefamulin and our other product candidates;

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  the potential advantages of lefamulin and our other product candidates;

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  our estimates regarding the market opportunities for lefamulin and our other product candidates;

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  the rate and degree of market acceptance and clinical benefit of lefamulin and our other product candidates;

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  our ability to establish and maintain collaborations;

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  our ability to acquire or in-license additional products, product candidates and technologies;

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  our future intellectual property position;

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  our estimates regarding future expense, capital requirements and needs for additional financing;

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  our ability to effectively manage our anticipated growth;

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  our ability to maintain the level of our expenses consistent with our internal budgets and forecasts;

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  our ability to recognize the benefits of our redomiciliation from Austria to Ireland;

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  the demand for securities of pharmaceutical and biotechnology companies in general and our ordinary shares in particular;

S-v

  •
  competitive factors;

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  compliance with current or prospective governmental regulation;

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  general economic and market conditions;

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  our ability to attract and retain qualified employees and key personnel;

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  our expected use of proceeds from this offering; and

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  other risks and uncertainties, including those described in the "Risk Factors" section of this prospectus supplement and the "Risk Factors" section of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017.

        We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, particularly in the "Risk Factors" section of this prospectus supplement, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

        This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference herein and therein. This summary does not contain all of the information you should consider before investing in our ordinary shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our ordinary shares discussed under "Risk Factors" in this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our ordinary shares.

Overview of Nabriva Therapeutics plc

        We are a clinical stage biopharmaceutical company engaged in the research and development of novel anti-infective agents to treat serious infections, with a focus on the pleuromutilin class of antibiotics. We are developing our lead product candidate, lefamulin, to be the first pleuromutilin antibiotic available for systemic administration in humans. We are developing both intravenous, or IV, and oral formulations of lefamulin for the treatment of community-acquired bacterial pneumonia, or CABP and intend to develop lefamulin for additional indications other than pneumonia. On September 18, 2017, we announced positive top-line results for the first of our two pivotal, international Phase 3 clinical trials of lefamulin for the treatment of moderate to severe CABP, which we refer to as Lefamulin Evaluation Against Pneumonia 1, or LEAP 1. In the LEAP 1 trial, lefamulin met all of the primary endpoints of non-inferiority compared to moxifloxacin with or without linezolid as required by the U.S. Food and Drug Administration, or FDA, and European Medicines Agency, or EMA. Lefamulin also showed a favorable tolerability profile in the LEAP 1 trial, with no unexpected safety signals or evidence of off-target activity.

        We initiated our second pivotal, international Phase 3 clinical trial of lefamulin for the treatment of moderate to severe CABP, which we refer to as LEAP 2, in April 2016. We anticipate completion of patient enrollment in LEAP 2 in the fourth quarter of 2017 and to have top-line data available from LEAP 2 in the spring of 2018. If the results of LEAP 2 are also favorable, including achievement of the primary efficacy endpoints of the trial, we expect to submit a new drug application, or NDA, for marketing approval of lefamulin for the treatment of CABP in adults in the United States in the second half of 2018. We also expect to submit a marketing authorization application, or MAA, for lefamulin for the treatment of CABP in adults in Europe a few months after our NDA filing.

        We believe that lefamulin is well suited for use as a first-line empiric monotherapy for the treatment of CABP because of its novel mechanism of action, spectrum of activity, including against multi-drug resistant pathogens, achievement of substantial drug concentrations in lung fluids and lung immune cells, availability as both an IV and oral formulation and favorable safety and tolerability profile.

        The FDA has designated each of the IV and oral formulations of lefamulin as a qualified infectious disease product, or QIDP, which provides for the extension of statutory exclusivity periods in the United States for an additional five years upon FDA approval of the product for the treatment of CABP and granted fast track designation to these formulations of lefamulin. Fast track designation is granted by the FDA to facilitate the development and expedite the review of drugs that treat serious conditions and fill an unmet medical need. The fast track designation for the IV and oral formulations of lefamulin will allow for more frequent interactions with the FDA, the opportunity for a rolling review of any new drug application, or NDA, we submit and eligibility for priority review and a shortening of the FDA's goal for taking action on a marketing application from ten months to six months.

        We believe that pleuromutilin antibiotics can help address the major public health threat posed by bacterial resistance, which the World Health Organization, or WHO, characterized in 2010 as one of the three greatest threats to human health. Increasing resistance to antibiotics used to treat CABP is a growing concern and has become an issue in selecting the appropriate initial antibiotic treatment prior to determining the specific microbiological cause of the infection, referred to as empiric treatment. For example, the U.S. Centers for Disease Control and Prevention, or CDC, has classified Streptococcus pneumoniae, the most common respiratory pathogen, as a serious threat to human health as a result of increasing resistance to currently available antibiotics. In addition, the CDC recently reported on the growing evidence of widespread resistance to macrolides, widely used antibiotics that disrupt bacterial protein synthesis, in Mycoplasma pneumoniae, a common cause of CABP that is associated with significant morbidity and mortality. Furthermore, Staphylococcus aureus, including methicillin-resistant S. aureus, or MRSA, which has also been designated as a serious threat to human health by the CDC, has emerged as a more common cause of CABP in some regions of the world, and a possible pathogen to be covered with empiric therapy.

        As a result of increasing resistance to antibiotics and the wide array of potential pathogens that cause CABP, the current standard of care for hospitalized patients with CABP whose treatment is initiated in the hospital usually involves first-line empiric treatment with a combination of antibiotics to address all likely bacterial pathogens or monotherapy with a fluoroquinolone antibiotic. Combination therapy presents the logistical challenge of administering multiple drugs with different dosing regimens, increases the risk of drug-drug interactions and the potential for serious side effects. Fluoroquinolones are associated with safety and tolerability concerns, including a relatively high risk for developing Clostridium difficile infections. In addition, in May 2016, the FDA announced that an FDA safety review has shown that fluoroquinolones, when used systemically, in the form of tablets, capsules and injectable, are associated with disabling and potentially permanent serious side effects that can occur together. These side effects can involve the tendons, muscles, joints, nerves, and central nervous system. Fluoroquinolones are typically administered in combination with other antibiotics, if community-acquired MRSA is suspected. In addition, many currently available antibiotic therapies are only available for IV administration and are prescribed for seven to 14 days, meaning continued treatment requires prolonged hospitalization or a switch to a different antibiotic administered orally, with the attendant risk that the patient might respond differently.

        Effective January 1, 2017, the Joint Commission & Center for Medicare and Medicaid Services, or CMS, began requiring all U.S. hospitals to have Antibiotic Management guidelines, also known as "Stewardship" Committees, in place to identify antibiotics most appropriate and targeted to each individual patient's infection. Past efforts to "cast the widest net possible" with broad-spectrum antibiotics that affect many types of bacteria have caused problems, such as C. difficile infections, by killing good bacteria or increased antibiotic resistance in other bacteria in different areas of the body. Additionally, in 2016, the Infectious Diseases Society of America and the Society for Healthcare Epidemiology of America, or IDSA/SHEA, updated their Antibiotic Stewardship guidelines for antibiotic use. We believe that three key goals from these guidelines are applicable to the treatment of CABP:

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  Reduce the risk of antibiotics associated with a high risk of C. difficile infections;

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  Increase use of oral antibiotics as a strategy to improve outcomes or decrease costs; and

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  Reduce antibiotic therapy to the shortest effective duration.

        Pleuromutilins are semi-synthetic compounds derived from a naturally occurring antibiotic and inhibit bacterial growth by binding to a specific site on the bacterial ribosome that is responsible for bacterial protein synthesis. We have developed an understanding of how to optimize characteristics of the pleuromutilin class, such as antimicrobial spectrum, potency, absorption following oral administration and tolerability, which in turn led to our selection and development of lefamulin, our lead product candidate. In addition to LEAP 1, our completed Phase 3 clinical trial of lefamulin for CABP, we have also completed a Phase 2 clinical trial of lefamulin for ABSSSI in which IV lefamulin achieved a high cure rate against multi-drug resistant Gram-positive bacteria, including MRSA. In addition, in preclinical studies, lefamulin showed potent antibacterial activity against a variety of Gram-positive bacteria, Gram-negative bacteria and atypical bacteria, including multi-drug resistant strains.

        The preclinical studies and clinical trials we have conducted to date suggest that lefamulin's novel mechanism of action is responsible for the lack of cross resistance observed with other antibiotic classes and a low propensity for development of bacterial resistance to lefamulin. As a result of the favorable safety and tolerability profile we have observed in our clinical trials to date, we believe lefamulin has the potential to present fewer complications relative to the use of current therapies. Based on our research, we also believe that the availability of both IV and oral formulations of lefamulin, and an option to switch to oral treatment, could reduce the length of a patient's hospital stay and the overall cost of care.

        We have evaluated lefamulin in more than 675 patients and subjects in twenty completed Phase 1 clinical trials, a Phase 2 clinical trial in ABSSSI and a Phase 3 clinical trial in CABP. In our Phase 1 clinical trials, we have characterized the clinical pharmacology and tolerability of the IV formulation of lefamulin and shown oral bioavailability of a tablet formulation of lefamulin with rapid tissue distribution, including substantial penetration into lung fluids and lung immune cells. In our Phase 2 clinical trial evaluating the safety and efficacy of two different doses of the IV formulation of lefamulin administered over five to 14 days compared to the antibiotic vancomycin in patients with ABSSSI, the clinical success rate at test of cure, or TOC, for lefamulin was similar to that of vancomycin. Lefamulin has been well tolerated in all our clinical trials to date when administered by IV and oral routes. The frequency of adverse events that we observed in our recently completed Phase 3 clinical trial of lefamulin for CABP was similar for patients treated with lefamulin and moxifloxacin with or without linezolid.

        We plan to pursue a number of additional opportunities for lefamulin, including beginning a development program for use in pediatric patients and potentially for the treatment of ABSSSI. In addition, as an antibiotic with potent activity against a wide variety of multi-drug resistant pathogens, including MRSA, we may explore development of lefamulin in other indications, including ventilator-associated bacterial pneumonia, or VABP, hospital-acquired bacterial pneumonia, or HABP, sexually transmitted infections, or STIs, osteomyelitis and prosthetic joint infections. Through our research and development efforts, we have also identified a topical pleuromutilin product candidate, BC-7013, which has completed a Phase 1 clinical trial.

        We own exclusive, worldwide rights to lefamulin. Lefamulin is protected by issued patents in the United States, Europe and Japan covering composition of matter, which are scheduled to expire no earlier than 2028. We also have been granted patents for lefamulin relating to process and pharmaceutical crystalline salt forms in the United States, which are scheduled to expire no earlier than 2031. In addition, we own a family of pending patent applications directed to pharmaceutical compositions of lefamulin, which if issued would be scheduled to expire no earlier than 2036.

LEAP 1—Phase 3 Clinical Trial Top-Line Results

        On September 18, 2017, we announced positive top-line results for LEAP 1, the first of our two pivotal, international Phase 3 clinical trials of lefamulin for the treatment of moderate to severe CABP. LEAP 1 was a multi-center, randomized, controlled, double-blind global study which evaluated IV to oral lefamulin compared to moxifloxacin, a fluoroquinolone antibiotic. In LEAP 1, lefamulin met the FDA primary endpoint of non-inferiority (NI, 12.5% margin) compared to moxifloxacin with or without adjunctive linezolid for early clinical response, or ECR, assessed 72 to 120 hours following initiation of therapy in the intent to treat, or ITT, patient population. In the trial, ECR rates were 87.3% for lefamulin and 90.2% for moxifloxacin with or without linezolid (treatment difference –2.9 [95% confidence interval (CI) –8.5, 2.8]). Lefamulin also met the primary endpoints for the EMA of non-inferiority (NI, 10% margin) compared to moxifloxacin with or without adjunctive linezolid in the modified intent to treat, or mITT, and clinically evaluable at test of cure, or CE-TOC, populations based on an investigator assessment of clinical response, or IACR, at a test of cure visit (5 to 10 days following the completion of study therapy). IACR rates for the mITT population were 81.7% for lefamulin and 84.2% for moxifloxacin with or without linezolid (treatment difference –2.6 [95% CI –8.9, 3.9]) and for the CE-TOC population were

86.9% for lefamulin and 89.4% for moxifloxacin with or without linezolid (treatment difference –2.5 [95% CI –8.4, 3.4]). IACR is also a key secondary endpoint for the FDA.

        For LEAP 1, the primary efficacy endpoint for the FDA was the proportion of patients in the ITT population in each treatment group achieving ECR. ECR is achieved for patients who were alive, had improvement in at least two of the four cardinal symptoms of CABP as outlined in the current FDA guidance, had no worsening in any of the four cardinal symptoms of CABP and had not received a concomitant antibiotic (other than linezolid) for the treatment of CABP up through 120 hours after the first dose of study drug. The four cardinal symptoms of CABP, as outlined in the current FDA guidance, are difficulty breathing, cough, production of purulent sputum and chest pain. A number of population groups were evaluated in LEAP 1, including an ITT population consisting of all randomized patients regardless of whether they received study medication; an mITT population consisting of all randomized subjects who received any amount of study drug; and a microbiological intent to treat, or microITT, population consisting of all subjects in the ITT population who had at least one baseline bacterial pathogen known to cause CABP, Legionella pneumophila from an appropriate microbiological specimen, or CABP caused by Mycoplasma pneumoniae or Chlamydophila pneumoniae.

        In addition, in LEAP 1, ECR by pathogen in the microITT population was similar to the overall response rates and was comparable between treatment arms.

        LEAP 1 enrolled 551 patients; 276 patients in the lefamulin arm and 275 patients in the moxifloxacin with or without linezolid arm. In the trial, lefamulin was dosed at 150 mg IV every 12 hours. The comparator drugs were dosed according to their approved labeling, with moxifloxacin dosed at 400 mg IV daily and linezolid at 600 mg IV every 12 hours. Based on pre-defined criteria, investigators had the option to switch patients to oral therapy after three days (at least six doses) of IV study medication. Study drugs were administered orally as one lefamulin 600 mg tablet every 12 hours, moxifloxacin at 400 mg daily and linezolid at 600 mg every 12 hours. Patients who were aged 65 or older represented 47.8% of the patients in the lefamulin arm compared to 39.3% of the patients in the moxifloxacin with or without linezolid arm. All patients enrolled in the trial had a Pneumonia Outcomes Research Team, or PORT, class severity of at least 3 on a scale of 1 to 5 (other than one patient in the moxifloxacin with or without linezolid treatment group), which corresponds to moderate to severe clinical disease. The lefamulin arm enrolled 196 (71.0%), 76 (27.5%) and 4 (1.4%) patients with a PORT class of 3, 4 and 5, respectively. The moxifloxacin with or without linezolid arm enrolled 1 (0.4%), 201 (73.1%), 70 (25.5%) and 3 (1.1%) patients with a PORT class of 2, 3, 4 and 5, respectively.

        In the LEAP 1 trial, a similar rate of treatment-emergent adverse events, or TEAEs, was observed in the lefamulin arm (38.1%) and the moxifloxacin with or without linezolid arm (37.7%). In addition, the rates of TEAEs leading to study drug discontinuation were 2.9% for lefamulin versus 4.4% for moxifloxacin with or without linezolid, and the rates of withdrawal from the trial were 1.8% for lefamulin versus 4.0% for moxifloxacin with or without linezolid. Death occurred with similar frequency in both arms, with 6 patients dying in the lefamulin arm (2.2%) and 5 patients dying in the moxifloxacin with or without linezolid arm (1.8%). Adverse events reported in greater than 2.0% of patients receiving study drug (lefamulin versus moxifloxacin with or without linezolid, respectively) were hypokalemia (2.9%, versus 2.2%), nausea (2.9%, versus 2.2%), insomnia (2.9%, versus 1.8%), infusion site pain (2.9%, versus 0%), infusion site phlebitis (2.2%, versus 1.1%), alanine aminotransaminase, or ALT, increase (1.8% versus 2.2%) and hypertension (0.7% versus 2.2%).

        Of note, while no documented cases of Clostridium difficile infection were reported in either treatment group, diarrhea was observed in 0.7% and 7.7% of subjects receiving lefamulin and moxifloxacin with or without linezolid, respectively, with a lower overall rate of gastrointestinal TEAEs in the lefamulin arm compared to the moxifloxacin with or without linezolid arm (6.6% versus 13.0%). In addition, no meaningful differences between the lefamulin and moxifloxacin with or without linezolid arms were observed in cardiac (2.9% versus 4.0%) or hepatobiliary (0.7% versus 1.5%) TEAEs.

        Elevations in liver transaminases (>3 times the upper limit of normal) were comparable in both treatment groups: ALT (7.1% versus 6.4%) and aspartate aminotransferase (4.1% versus 2.6%) in the lefamulin and moxifloxacin with or without linezolid treatment groups, respectively. Elevations in liver transaminases (>5 times the upper limit of normal) occurred in both treatment groups: ALT (2.2% versus 1.9%) and aspartate aminotransferase (0.7% versus 0.7%) in the lefamulin and moxifloxacin with or without linezolid treatment groups, respectively. No patient in either treatment group met Hy's Law criteria, which is an indicator for severe liver damage.

        Changes in QT interval, a measure of the heart's electrical cycle, that were of potential clinical concern were uncommon. At steady state, maximum increases in QT interval between 30 to 60 msec occurred in 12 (4.6%) and 14 (5.4%) of patients receiving lefamulin and moxifloxacin with or without linezolid, respectively. In addition, compared to no patients in the lefamulin arm, one patient in the moxifloxacin arm had an increase in QT interval greater than 60 msec, and one patient in each treatment arm had an increase in absolute QT interval to greater than 500 msec.

        Further analysis of the LEAP 1 trial results is ongoing, including analysis of additional patient population groups in the trial and secondary and exploratory endpoints related to these population groups.

Our Strategy

        Our goal is to become a fully integrated biopharmaceutical company focused on the research, development and commercialization of novel anti-infective products. The key elements of our strategy to achieve this goal are:

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  Complete Phase 3 clinical development of lefamulin for CABP.  We are devoting a significant portion of our financial resources and business efforts to completing the clinical development of lefamulin for the treatment of CABP. We have completed one international Phase 3 clinical trial of lefamulin for the treatment of moderate to severe CABP, which we refer to as LEAP 1, and are currently conducting a second pivotal, international Phase 3 clinical trial, which we refer to as LEAP 2. On September 18, 2017, we announced positive top-line results for LEAP 1, in which lefamulin met all of the primary FDA and EMA endpoints of non-inferiority compared to moxifloxacin with or without linezolid. We initiated LEAP 2 in April 2016, and we anticipate completion of patient enrollment in the fourth quarter of 2017 and availability of top-line data from LEAP 2 in the spring of 2018. If the results of LEAP 2 are also favorable, including achievement of the primary efficacy endpoints of the trial, we expect to submit an NDA for marketing approval of lefamulin for the treatment of CABP in adults in the United States in the second half of 2018. We also expect to submit an MAA for lefamulin for the treatment of CABP in adults in Europe a few months after our NDA filing.

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  Maximize the commercial potential of lefamulin for CABP.  We own exclusive, worldwide rights to lefamulin. We expect that our initial target patient population for lefamulin will consist of patients with moderate to severe CABP. If lefamulin receives marketing approval from the FDA for the treatment of CABP, we plan to commercialize it in the United States with our own targeted hospital sales and marketing organization that we plan to establish. We believe that we will be able to effectively communicate lefamulin's differentiating characteristics and key attributes to clinicians and hospital pharmacies with the goal of establishing favorable formulary status for lefamulin. If lefamulin receives marketing approval outside the United States for the treatment of CABP, we expect to utilize a variety of types of collaboration, distribution and other marketing arrangements with one or more third parties to commercialize lefamulin outside the United States. We also are conducting pediatric formulation development activities to support clinical trials of lefamulin for pediatric use for CABP.

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  Pursue the continued development of lefamulin in additional indications.  We plan to pursue the continued development of lefamulin for indications in addition to CABP. For example, we are conducting formulation development activities for lefamulin for use in pediatric patients. We are also evaluating whether to pursue clinical trials of lefamulin in patients with ABSSSI, VABP and HABP. In addition, investigation of the tolerability of higher single doses of lefamulin could also support use of lefamulin for the treatment of STIs. We may also explore longer duration of treatment with lefamulin to support development of a treatment for osteomyelitis and prosthetic joint infections. We believe that lefamulin would be differentiated from other treatment options for each of these potential uses because of lefamulin's novel mechanism of action, spectrum of activity, including activity against multi-drug resistant pathogens, achievement of substantial concentrations in relevant tissues, availability as both an IV and oral formulation and favorable safety and tolerability profile.

  •
  Advance the development of other pleuromutilin product candidates and possibly compounds in other classes.  We are currently focused on developing additional pleuromutilin product candidates through our deep understanding of this class of antibiotics. Our product candidate BC-7013 has completed a Phase 1 clinical trial. We believe that this pleuromutilin compound is well suited for the topical treatment of a variety of Gram-positive infections, including uncomplicated skin and skin structure infections, or uSSSIs. Furthermore, we own diverse libraries of compounds in other antibacterial classes, such as ß-lactams and acremonic acids, which are a potential basis for the discovery and development of novel antibacterial agents.

  •
  Evaluate business development opportunities and potential collaborations.  We plan to evaluate the merits of entering into collaboration agreements with other pharmaceutical or biotechnology companies that may contribute to our ability to efficiently advance and commercialize our product candidates, build our product pipeline and concurrently advance a range of research and development programs. Potential collaborations may provide us with funding and access to the scientific, development, regulatory and commercial capabilities of the collaborators. We also plan to encourage local and international government entities and non-government organizations to provide additional funding and support for our development programs. We may expand our product pipeline through opportunistically in-licensing or acquiring the rights to complementary products, product candidates and technologies for the treatment of a range of infectious diseases.

Our Product Development Pipeline

        The following table summarizes the indications for which we are developing our product candidates and the status of development.

Our Corporate Information

        Our predecessor was incorporated in October 2005 in Austria under the name Samisa Beteiligungsverwaltungs GmbH, a limited liability company organized under Austrian law, as a spin-off from Sandoz GmbH. In February 2006, our predecessor changed its name to Nabriva Therapeutics Forschungs GmbH and commenced operations. In 2007, our predecessor transformed into an Austrian stock corporation (Aktiengesellschaft) under the name Nabriva Therapeutics AG, or Nabriva AG. On March 1, 2017, we were incorporated in Ireland under the name Hyacintho 2 plc, and were renamed to Nabriva Therapeutics plc on April 10, 2017, in order to facilitate the change of the jurisdiction of incorporation of the ultimate holding company of the Nabriva AG group of companies from Austria to Ireland. On June 23, 2017, we became the successor issuer to Nabriva AG for certain purposes under both the Securities Act of 1933 and the Securities Exchange Act of 1934. Such succession occurred following the conclusion of a tender offer related to the exchange of American Depositary Shares and common shares of Nabriva AG for ordinary shares of ours, which resulted in our becoming the ultimate holding company of Nabriva AG (the predecessor registrant and former ultimate holding company) and its subsidiaries, which we refer to as the Redomiciliation. See "Special Note Regarding the Redomiciliation" in this prospectus supplement. Our principal executive offices are located at 25-28 North Wall Quay, Dublin 1, Ireland and our telephone number is +353 1 649 2000. Our U.S. operations are conducted by our wholly-owned subsidiary Nabriva Therapeutics US, Inc., a Delaware corporation established in August 2014 and located at 1000 Continental Drive, Suite 600, King of Prussia, PA 19406 and its telephone number is (610) 816-6640.

        Our website address is www.nabriva.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement and the accompany prospectus solely as an inactive textual reference.

        In this prospectus supplement and the accompanying prospectus, unless otherwise stated or the context otherwise requires, references to "Nabriva," "Nabriva Ireland," "we," "us," "our" and similar references refer to Nabriva Therapeutics plc and its consolidated subsidiaries. References to "Nabriva AG" refer to Nabriva Therapeutics AG, our predecessor.

Risks Associated with our Business

        Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the "Risk Factors" section of this prospectus supplement and the "Risk Factors" section of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017. These risks include the following:

  •
  We depend heavily on the success of lefamulin. Our ability to generate product revenues, which may not occur for several years, if ever, will depend heavily on our obtaining marketing approval for and commercializing lefamulin.

  •
  LEAP 2 and other clinical trials we conduct may not be successful, and the results of our completed clinical trials may not predict success in LEAP 2 or any other clinical trials. Notably, the LEAP 1 and LEAP 2 trial designs are not the same, as the LEAP 2 trial is evaluating a patient population with CABP that is less severe than those patients evaluated in LEAP 1 and LEAP 2 is only investigating oral lefamulin, among other differences. Positive results from LEAP 1 do not guarantee favorable results from LEAP 2.

  •
  We have a limited operating history. We have not yet demonstrated our ability to successfully complete development of any product candidates, obtain marketing approvals, manufacture a commercial scale product, or arrange for a third party to do so on our behalf, or conduct sales and marketing activities necessary for successful product commercialization.

  •
  If we are unable to obtain required marketing approvals for, commercialize, obtain and maintain patent protection for or gain market acceptance by physicians, patients and third-party payors of lefamulin or any of our other product candidates, or experience significant delays in doing so, our business will be materially harmed and our ability to generate revenue will be materially impaired.

  •
  We have incurred significant operating losses since inception and will need substantial additional funding. If we are unable to raise capital when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts. As of June 30, 2017, we had accumulated deficit of $234.7 million. We expect to incur significant expenses and increasing operating losses for at least the next several years.

  •
  If we are classified as a passive foreign investment company in any taxable year, it may result in adverse U.S. federal income tax consequences to U.S. holders of our ordinary shares.

Implications of Being an Emerging Growth Company

        We qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

  •
  an exemption from compliance with the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act of 2002 on the design and effectiveness of our internal controls over financial reporting;

  •
  an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements;

  •
  reduced disclosure about the company's executive compensation arrangements; and

  •
  exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a shareholder approval of any golden parachute arrangements.

        We may take advantage of these provisions until December 31, 2020 or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earlier to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenues; the date we qualify as a "large accelerated filer," with at least more than $700 million in market value of our share capital held by non-affiliates; or the issuance by us of more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. We have taken advantage of some reduced reporting burdens in this prospectus supplement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

        In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of delayed adoption of new or revised accounting standards and, therefore, we will adopt new or revised generally accepted accounting principles in the United States on the relevant dates on which adoption of such standards is required for other public companies that are not emerging growth companies.

THE OFFERING

Ordinary shares offered by us	9,411,765 shares
Ordinary shares to be outstanding immediately following this offering	36,628,855 shares
Underwriters' option to purchase additional shares

We have granted the underwriters an option to purchase up to an additional 1,411,764 ordinary shares at the public offering price, less the underwriting discounts and commissions, within 30 days after the date of this prospectus supplement.

Use of proceeds

We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $73.3 million (or approximately $84.6 million if the underwriters exercise in full their option to purchase additional shares).

We currently estimate that we will use the net proceeds from this offering, together with our existing cash, cash equivalents and short-term investments, to fund the continued clinical development of lefamulin for CABP and associated preparations for potential regulatory filings; to fund investments in medical education, sales and marketing analyses and additional personnel; and for working capital and other general corporate purposes.

See the "Use of Proceeds" section in this prospectus supplement for more information.
Risk Factors	You should read the "Risk Factors" section of this prospectus supplement for a discussion of factors to consider carefully before deciding to invest in our ordinary shares.
NASDAQ Global Market symbol	"NBRV"

        The number of ordinary shares to be outstanding after this offering is based on 27,217,090 ordinary shares outstanding as of September 1, 2017. The number of ordinary shares to be outstanding after this offering excludes:

  •
  3,198,280 ordinary shares issuable upon the exercise of stock options outstanding as of September 1, 2017, at a weighted average exercise price of $8.21 per share;

  •
  297,230 ordinary shares available for future issuance as of September 1, 2017 under our Stock Option Plan 2015; and

  •
  3,000,000 additional ordinary shares that became available for future issuance under our 2017 Share Incentive Plan following its approval at our extraordinary general meeting of shareholders on September 15, 2017.

        Unless otherwise indicated, all information in this prospectus supplement assumes:

  •
  no exercise of the outstanding options described above; and

  •
  no exercise by the underwriters of their option to purchase up to 1,411,764 additional ordinary shares.

RISK FACTORS

        Investing in our ordinary shares involves a high degree of risk. You should carefully consider the following risks and the risks described in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, together with all of the other information contained in this prospectus supplement, the accompanying prospectus and in our filings with the Securities and Exchange Commission, or the SEC, that we have incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of the following risks actually occur, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of our ordinary shares could decline and you might lose all or part of your investment.

Risks Related to this Offering

         An active trading market for our ordinary shares may not be sustained.

        Following the Redomiciliation, our ordinary shares began trading on the NASDAQ Global Market on June 26, 2017. Prior to such date, the American Depositary Shares, or ADSs, representing the common shares of our predecessor, Nabriva AG, had traded on the NASDAQ Global Market since September 18, 2015. Given the limited trading history of our ordinary shares, and the limited trading history of the ADSs of Nabriva AG prior to the Redomiciliation, there is a risk that an active trading market for our ordinary shares will not be sustained, which could put downward pressure on the market price of our ordinary shares and thereby affect the ability of our security holders to sell their shares.

         The price of our ordinary shares may be volatile and fluctuate substantially.

        The trading price of our ordinary shares has been and is likely to continue to be volatile. The stock market in general and the market for smaller biopharmaceutical companies in particular have experienced significant volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell our ordinary shares at or above the public offering price. The market price for our ordinary shares may be influenced by many factors, including:

  •
  the success of competitive products or technologies;

  •
  results of clinical trials of our product candidates or those of our competitors;

  •
  regulatory delays and greater government regulation of potential products due to adverse events;

  •
  regulatory or legal developments in the United States, the European Union and other countries;

  •
  developments or disputes concerning patent applications, issued patents or other proprietary rights;

  •
  the recruitment or departure of key scientific or management personnel;

  •
  the level of expenses related to any of our product candidates or clinical development programs;

  •
  the results of our efforts to discover, develop, acquire or in-license additional product candidates or products;

  •
  actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

  •
  variations in our financial results or those of companies that are perceived to be similar to us;

  •
  changes in the structure of healthcare payment systems;

  •
  market conditions in the pharmaceutical and biotechnology sectors;

  •
  general economic, industry and market conditions; and

  •
  the other factors described in this "Risk Factors" section of this prospectus supplement and the "Risk Factors" section of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, which is incorporated by reference herein.

        In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted against that company. We also may face securities class-action litigation if we cannot obtain regulatory approvals for or if we otherwise fail to commercialize lefamulin or any of our other product candidates. Such litigation, if instituted against us, could cause us to incur substantial costs to defend such claims and divert management's attention and resources.

         After this offering, our executive officers, directors and principal shareholders, if they choose to act together, will continue to have the ability to control most matters submitted to shareholders for approval.

        Upon the closing of this offering, our executive officers, directors and principal shareholders, and their respective affiliates who owned more than 5% of our outstanding ordinary shares before this offering, will, in the aggregate, beneficially own approximately 52.5% of our share capital, based on 27,217,090 ordinary shares outstanding as of September 1, 2017. As a result, if these shareholders were to choose to act together, they would be able to control most matters submitted to our shareholders for approval, as well as our management and affairs. For example, these persons, if they choose to act together, would control the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets.

         Substantial future sales of our ordinary shares in the public market, or the perception that these sales could occur, could cause the price of our ordinary shares to decline significantly, even if our business is doing well.

        Sales of a substantial number of our ordinary shares in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of our ordinary shares intend to sell shares, could reduce the market price of our ordinary shares. After this offering, we will have 36,628,855 ordinary shares outstanding, based on 27,217,090 ordinary shares outstanding as of September 1, 2017. Of these shares, 193,500 are subject to lock-up agreements entered into in connection with this offering but will be able to be sold beginning on the date that is 60 days after the date of this prospectus supplement. Any of our remaining shares that are not restricted as a result of securities laws may be resold in the public market without restriction unless purchased by our affiliates. In addition, future issuances of ordinary shares pursuant to our equity incentive plans could also result in additional dilution of the percentage ownership of our shareholders. These shares can be freely sold in the public market upon issuance, subject to volume, notice and manner of sale limitations applicable to affiliates and the applicable lock-up agreements entered into in connection with this offering. See "Underwriters" elsewhere in this prospectus supplement for a description of the lock-up agreements entered into in connection with this offering. If a large number of our ordinary shares are sold in the public market after they become eligible for sale, the sales could reduce the trading price of our ordinary shares and impede our ability to raise future capital.

         We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

        Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. The failure by our management to apply these funds effectively could result in financial losses that could cause the price of our ordinary shares to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

         United States investors may have difficulty enforcing judgments against us, our directors and executive officers.

        We are incorporated under the laws of Ireland, and our registered offices and a substantial portion of our assets are located outside of the United States. In addition, one of our directors is a resident of a jurisdiction other than the United States. As a result, it may not be possible to effect service of process on such person or us in the United States or to enforce judgments obtained in courts in the United States against such person or us based on civil liability provisions of the securities laws of the United States.

        There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be deemed to be enforceable in Ireland:

  •
  the judgment must be for a definite sum;

  •
  the judgment must be final and conclusive, and the decree must be final and enforceable in the court which pronounces it;

  •
  the judgment must be provided by a court of competent jurisdiction, and the procedural rules of the court giving the foreign judgment must have been observed;

  •
  the foreign court must have had jurisdiction in relation to the particular defendant according to Irish conflict of law rules; and

  •
  jurisdiction must be obtained by the Irish courts over judgment debtors in enforcement proceedings by service in Ireland or outside Ireland in accordance with the applicable court rules in Ireland.

        An Irish court will also exercise its right to refuse judgment if the foreign judgment (1) was obtained by fraud; (2) violates Irish public policy; (3) is in breach of natural justice; or (4) is irreconcilable with an earlier judgment. Further, an Irish court may stay proceedings if concurrent proceedings are being brought elsewhere. Judgments of U.S. courts of liabilities predicated upon U.S. federal securities laws may not be enforced by Irish courts if deemed to be contrary to public policy in Ireland.

         We do not expect to pay dividends in the foreseeable future.

        We have not paid any dividends on our ordinary shares since our incorporation. Even if future operations led to significant levels of distributable profits, we currently intend that earnings, if any, will be reinvested in our business and that dividends will not be paid until we have an established revenue stream to support continuing dividends. If we propose to pay dividends in the future, we must do so in accordance with Irish law, which provides that distributions, including dividend payments, share repurchases and redemptions be funded from "distributable reserves." Payment of future dividends to security holders will be at the discretion of our board of directors, after taking into account various factors including our business prospects, cash requirements, financial performance, debt covenant limitations and new product development. As a result, capital appreciation, if any, of our ordinary shares will be your sole source of gain for the foreseeable future.

         If you purchase ordinary shares in this offering, you will suffer immediate dilution of your investment.

        The public offering price of our ordinary shares is substantially higher than the net tangible book value per ordinary share prior to this offering. Therefore, if you purchase ordinary shares in this offering at the public offering price of $8.50 per ordinary share, you will experience immediate dilution of $5.10 per ordinary share, representing the difference between our as adjusted net tangible book value per ordinary share after giving effect to this offering and the public offering price. If the underwriters exercise their option to purchase additional ordinary shares, you will experience further dilution. For a further description of the dilution you will experience immediately after this offering, see "Dilution" elsewhere in this prospectus supplement.

         The rights of our shareholders may differ from the rights typically offered to shareholders of a U.S. corporation. We are incorporated as a public limited company under Irish law.

        The rights of our shareholders are governed by our memorandum and articles of association and Irish law. The rights associated with our ordinary shares are different to the rights generally associated with shares held in a U.S. corporation. Material differences between the rights of shareholders of a U.S. corporation and the rights of our shareholders include differences with respect to, among other things, distributions, dividends, repurchases and redemptions, dividends in shares / bonus issues, the election of directors, the removal of directors, the fiduciary and statutory duties of directors, conflicts of interests of directors, the indemnification of directors and officers, limitations on director liability, the convening of annual meetings of shareholders and special shareholder meetings, notice provisions for meetings, the quorum for shareholder meetings, the adjournment of shareholder meetings, the exercise of voting rights, shareholder suits, rights of dissenting shareholders, anti-takeover measures and provisions relating to the ability to amend the articles of association.

         We may be classified as a passive foreign investment company for our tax year ended December 31, 2016, which may result in adverse U.S. federal income tax consequence to U.S. holders.

        Based on our estimated gross income and average value of our gross assets and the nature of our business, we do not believe that we were a "passive foreign investment company," or PFIC, for U.S. federal income tax purposes for our 2014, 2015 or 2016 tax years. A corporation organized outside the United States generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which either (1) at least 75% of its gross income is passive income or (2) on average at least 50% of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions. Our status in any tax year will depend on our assets and activities in that year, and because this is a factual determination made annually after the end of each tax year, there can be no assurance that we will not be considered a PFIC for the 2017 tax year or any future tax year. The market value of our assets may be determined in large part by reference to the market price of the ordinary shares, which may fluctuate considerably given that market prices of biotechnology companies have been especially volatile. If we were to be treated as a PFIC for the 2017 tax year or any future tax year during which a U.S. holder held our ordinary shares, however, certain adverse U.S. federal income tax consequences could apply to the U.S. holder. In certain circumstances, a U.S. holder of our ordinary shares may make a "mark to market" election, which may mitigate some of the adverse U.S. federal income tax consequences that could apply to a U.S. holder of our ordinary shares if we are determined to be a PFIC. In addition, we currently intend to make available the information necessary to permit a U.S. holder to make a valid "qualified electing fund," or QEF, election, which may also mitigate some of those adverse U.S. federal income tax consequences. See "Material Tax Consequences—Material U.S. Tax Consequences—PFIC Rules."

USE OF PROCEEDS

        We estimate that the net proceeds from our issuance and sale of 9,411,765 ordinary shares in this offering will be approximately $73.3 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise in full their option to purchase additional shares, we estimate that net proceeds to us will be approximately $84.6 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

        As of June 30, 2017, we had cash, cash equivalents and short-term investments of $53.2 million. We currently estimate that we will use the net proceeds from this offering, together with our existing cash, cash equivalents and short-term investments, as follows:

  •
  to fund the continued clinical development of lefamulin for CABP and associated preparations for potential regulatory filings;

  •
  to fund investments in medical education, sales and marketing analyses and additional personnel; and

  •
  the remainder for working capital and other general corporate purposes.

        The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As a result, our management retains broad discretion over the allocation of the net proceeds from this offering. We have no current agreements, commitments or understandings for any material acquisitions or licenses of any products, businesses or technologies.

        Based on our planned use of the net proceeds from this offering, we estimate that such funds, together with our existing cash, cash equivalents and short-term investments, will be sufficient to enable us to fund our operating expenses and capital expenditure requirements at least into the fourth quarter of 2018. We have based this estimate on assumptions that may prove to be wrong, and we could use our capital resources sooner than we currently expect. While we anticipate that the net proceeds from this offering, together with our existing cash, cash equivalents and short-term investments, will be sufficient to allow us to obtain top-line data for LEAP 2, the net proceeds may not be sufficient to allow us to submit applications for marketing approval for lefamulin for the treatment of CABP in the United States and Europe. We also do not expect the net proceeds from this offering will be sufficient to commercially launch lefamulin for CABP, if it receives marketing approval.

        Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including term deposits, short-term, investment-grade, interest-bearing instruments and U.S. government securities.

 PRICE RANGE OF EQUITY SECURITIES

        Our ordinary shares have been listed on The NASDAQ Global Market since June 26, 2017 following the Redomiciliation and trade under the symbol "NBRV". Prior to the Redomiciliation, the ADSs, representing the common shares of our predecessor, Nabriva AG, had traded on The NASDAQ Global Market under the same symbol since September 18, 2015. Each ADS represented one tenth (1/10) of a common share of Nabriva AG.

        The following tables set forth, for the periods indicated, the high and low intraday sales prices of Nabriva AG's ADSs from September 18, 2015 through June 25, 2017 and the high and low intraday sales prices of our ordinary shares since June 26, 2017, in each case, as reported by The NASDAQ Global Market:

Nabriva AG's American Depositary Shares

	High	Low
Year ended December 31, 2015
Third quarter (from September 18 through September 30)	$17.48	$8.75
Fourth quarter	$10.69	$8.51
Year ended December 31, 2016
First quarter	$9.80	$6.61
Second quarter	$9.70	$6.85
Third quarter	$8.85	$7.01
Fourth quarter	$7.50	$3.52
Year ending December 31, 2017
First quarter	$12.00	$5.97
Second quarter (through June 25, 2017)	$12.54	$8.58

Our Ordinary Shares

	High	Low
Year ended December 31, 2017
Second quarter (from June 26, 2017)	$11.79	$10.35
Third quarter (through September 19, 2017)	$10.98	$6.86

        On September 19, 2017, the last sale price of our ordinary shares as reported on The NASDAQ Global Market was $9.19 per share. As of September 18, 2017, we had approximately 15 holders of record of our ordinary shares. The actual number of shareholders is greater than this number of record holders and includes shareholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

 DIVIDEND POLICY

        We have never declared or paid cash dividends on our ordinary shares. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business. We do not intend to pay cash dividends in respect of our ordinary shares in the foreseeable future.

        Payment of future dividends to shareholders will be at the discretion of our board of directors and any decision to pay dividends in the future would be subject to compliance with applicable laws, including the Irish Companies Act. The Irish Companies Act, among other requirements, requires Irish companies to have distributable reserves equal to or greater than the amount of the proposed dividend. Unless we create sufficient distributable reserves from our business activities, the creation of such distributable reserves would involve a reduction of our share premium account, which would require the approval of 75% of our shareholders present and voting at a shareholder meeting, and of the Irish High Court. In the event that we do not undertake a reduction of capital to create distributable reserves, no distributions by way of dividends, share repurchases or otherwise will be permitted under Irish law until such time as we have created sufficient distributable reserves from our business activities.

 CAPITALIZATION

        The following table sets forth our cash, cash equivalents and short-term investments and our capitalization as of June 30, 2017:

  •
  on an actual basis;

  •
  on an as adjusted basis to give effect to our issuance and sale of 9,411,765 ordinary shares in this offering at a public offering price of $8.50 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

        This table should be read together with our consolidated financial statements and the related notes to those statements and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section in our Quarterly Report on Form 10-Q for the period ended June 30, 2017, which is incorporated by reference in this prospectus supplement.

	As of June 30, 2017
	Actual	As Adjusted
	(unaudited)
	(in thousands, except share and per share data)
Cash, cash equivalents and short-term investments	$53,173	$126,473

Long-term debt	$218	$218

Stockholders' equity:
Ordinary shares, $0.01 par value; 1,000,000,000 shares authorized; 26,838,260 shares issued and outstanding actual; 36,250,025 shares issued and outstanding, as adjusted	268	362
Additional paid-in capital	283,960	357,166
Accumulated other comprehensive loss	(16)	(16)
Accumulated deficit	(234,667)	(234,667)

Total Nabriva Therapeutics plc stockholders' equity	49,545	122,845
Non-controlling interest	710	710

Total stockholders' equity	50,255	123,555

Total capitalization	$50,473	$123,773

        The table above does not include:

  •
  2,891,200 ordinary shares issuable upon the exercise of stock options outstanding as of June 30, 2017, at a weighted average exercise price of $8.02 per share;

  •
  604,930 ordinary shares available for future issuance as of June 30, 2017 under our Stock Option Plan 2015; and

  •
  3,000,000 additional ordinary shares that became available for future issuance under our 2017 Share Incentive Plan following its approval at our extraordinary general meeting of shareholders on September 15, 2017.

DILUTION

        If you invest in our ordinary shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per ordinary share and the as adjusted net tangible book value per ordinary share immediately after this offering.

        Our historical net tangible book value as of June 30, 2017 was $50.0 million, or $1.86 per share. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents historical net tangible book value divided by the number of ordinary shares outstanding.

        Without taking into account any other changes in our net tangible book value after June 30, 2017, other than to give effect to our issuance and sale of 9,411,765 ordinary shares in this offering at a public offering price of $8.50 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2017 would have been $123.3 million, or $3.40 per share. This represents an immediate increase in as adjusted net tangible book value of $1.54 per share to existing shareholders and an immediate dilution in as adjusted net tangible book value of $5.10 per share to new investors purchasing ordinary shares in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this dilution on a per share basis:

Public offering price per share		$8.50
Historical net tangible book value per share as of June 30, 2017	$1.86
Increase in net tangible book value per share attributable to new investors purchasing ordinary shares in this offering	1.54

As adjusted net tangible book value per share after this offering		3.40

Dilution per share to new investors purchasing ordinary shares in this offering		$5.10

        If the underwriters exercise in full their option to purchase 1,411,764 additional ordinary shares, the as adjusted net tangible book value will increase to $3.57 per ordinary share, representing an immediate increase in as adjusted net tangible book value to existing shareholders of $1.71 per ordinary share and an immediate dilution of $4.93 per ordinary share to new investors participating in this offering.

        The total number of ordinary shares reflected in the discussion and the table above is based on 26,838,260 ordinary shares outstanding as of June 30, 2017 and does not include:

  •
  2,891,200 ordinary shares issuable upon the exercise of stock options outstanding as of June 30, 2017, at a weighted average exercise price of $8.02 per share;

  •
  604,930 ordinary shares available for future issuance as of June 30, 2017 under our Stock Option Plan 2015; and

  •
  3,000,000 additional ordinary shares that became available for future issuance under our 2017 Share Incentive Plan following its approval at our extraordinary general meeting of shareholders on September 15, 2017.

 MATERIAL TAX CONSEQUENCES

Material Irish Tax Consequences

        The following is a summary of the material Irish tax consequences for holders of our ordinary shares. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners in effect on the date of this prospectus supplement and correspondence with the Irish Revenue Commissioners. Changes in law and/or administrative practice may result in alteration of the tax considerations described below, possibly with retrospective effect.

        The summary does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive and holders of our ordinary shares should consult their own tax advisors about the Irish tax consequences (and tax consequences under the laws of other relevant jurisdictions) of this offering, including the acquisition, ownership and disposal of our ordinary shares. The summary applies only to shareholders who will own ordinary shares as capital assets and does not apply to other categories of shareholders, such as dealers in securities, trustees, insurance companies, collective investment schemes and shareholders who have, or who are deemed to have, acquired our ordinary shares by virtue of an Irish office or employment (performed or carried on in Ireland).

Tax on Chargeable Gains

        The current rate of tax on chargeable gains (where applicable) in Ireland is 33%.

        A disposal of our ordinary shares by a shareholder who is not resident or ordinarily resident for tax purposes in Ireland will not give rise to Irish tax on any chargeable gain realized on such disposal unless such shares are used, held or acquired for the purposes of a trade or business carried on by such shareholder through a branch or agency in Ireland.

        A holder of our ordinary shares who is an individual and who is temporarily non-resident in Ireland may, under Irish anti-avoidance legislation, be liable to Irish tax on any chargeable gain realized on a disposal during the period in which such individual is non-resident.

Stamp Duty

        The rate of stamp duty (where applicable) on transfers of shares of Irish incorporated companies is 1% of the price paid or the market value of the shares acquired, whichever is greater. Where Irish stamp duty arises, it is generally a liability of the transferee.

Shares held through DTC

        A transfer of our ordinary shares effected by means of the transfer of book entry interests in DTC will not be subject to Irish stamp duty. On the basis that most of our ordinary shares are expected to be held through DTC, it is anticipated that most transfers of shares will be exempt from Irish stamp duty.

Shares held outside of DTC or transferred into or out of DTC

        A transfer of our ordinary shares where any party to the transfer holds such shares outside of DTC may be subject to Irish stamp duty. Shareholders wishing to transfer their shares into (or out of) DTC may do so without giving rise to Irish stamp duty provided that:

  •
  there is no change in the beneficial ownership of such shares as a result of the transfer; and

  •
  the transfer into (or out of) DTC is not effected in contemplation of a sale of such shares by a beneficial owner to a third party.

Withholding Tax on Dividends

        As noted elsewhere in this prospectus supplement, we do not expect to pay dividends for the foreseeable future. To the extent that we do make dividend payments (or other returns to shareholders that are treated as "distributions" for Irish tax purposes), it should be noted that such distributions made by us will, in the absence of one of many exemptions, be subject to Irish dividend withholding tax, which is referred to in this prospectus supplement as DWT, currently at a rate of 20%.

        For DWT purposes, a distribution includes any distribution that may be made by us to our shareholders, including cash dividends, non-cash dividends and additional stock taken in lieu of a cash dividend. Where an exemption does not apply in respect of a distribution made to a particular shareholder, we are responsible for withholding DWT prior to making such distribution.

General Exemptions

        The following is a general overview of the scenarios where it will be possible for us to make payments of dividends without deduction of DWT.

        Irish domestic law provides that a non-Irish resident shareholder is not subject to DWT on dividends received from us if such shareholder is beneficially entitled to the dividend and is either:

  •
  a person (not being a company) resident for tax purposes in a Relevant Territory (including the U.S.) and is neither resident nor ordinarily resident in Ireland (Relevant Territories for DWT purposes include the following: Albania, Armenia, Australia, Austria, Bahrain, Belarus, Belgium, Bosnia & Herzegovina, Botswana, Bulgaria, Canada, Chile, China, Croatia, Cyprus, Czech Republic, Denmark, Egypt, Estonia, Ethiopia, Finland, France, Georgia, Germany, Greece, Hong Kong, Hungary, Iceland, India, Israel, Italy, Japan, Kazakhstan, Korea, Kuwait, Latvia, Lithuania, Luxembourg, Macedonia, Malaysia, Malta, Mexico, Moldova, Montenegro, Morocco, Netherlands, New Zealand, Norway, Pakistan, Panama, Poland, Portugal, Qatar, Romania, Russia, Saudi Arabia, Serbia, Singapore, Slovak Republic, Slovenia, South Africa, Spain, Sweden, Switzerland, Thailand, The Republic Of Turkey, Ukraine, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam and Zambia);

  •
  a company resident for tax purposes in a Relevant Territory, provided such company is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

  •
  a company that is controlled, directly or indirectly, by persons resident in a Relevant Territory and who is or are (as the case may be) not controlled by, directly or indirectly, persons who are not resident in a Relevant Territory;

  •
  a company, wherever resident, whose principal class of shares (or those of its 75% direct or indirect parent) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

  •
  a company that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance,

  •
  and provided, in all cases noted above, we have received from the shareholder, where required, the relevant DWT Form(s) prior to the payment of the dividend and such DWT Form(s) remain valid.

        For non-Irish resident shareholders that cannot avail themselves of one of Ireland's domestic law exemptions from DWT, it may be possible for such shareholders to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.

        Our shareholders that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT. If any shareholders are exempt from DWT, but receive dividends subject to DWT, such shareholders may apply for refunds of such DWT from the Irish Revenue Commissioners.

Income Tax on Dividends Paid on our Ordinary Shares

        Irish income tax may arise for certain persons in respect of dividends received from Irish resident companies. A shareholder that is not resident or ordinarily resident in Ireland and that is entitled to an exemption from DWT generally has no liability to Irish income tax or the universal social charge on a dividend from us. An exception to this position may apply where such shareholder holds our ordinary shares through a branch or agency in Ireland through which a trade is carried on.

        A shareholder that is not resident or ordinarily resident in Ireland and that is not entitled to an exemption from DWT generally has no additional Irish income tax liability or a liability to the universal social charge. The DWT deducted by us discharges the liability to income tax. An exception to this position may apply where the shareholder holds our ordinary shares through a branch or agency in Ireland through which a trade is carried on.

Capital Acquisitions Tax

        Irish capital acquisitions tax, or CAT, comprises principally gift tax and inheritance tax. CAT could apply to a gift or inheritance of our ordinary shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because our ordinary shares are regarded as property situated in Ireland for Irish CAT purposes as our share register must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

        CAT is levied at a rate of 33% above certain tax-free thresholds. The appropriate tax free threshold is dependent upon (i) the relationship between the donor and the donee, and (ii) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses of the same marriage or civil partners of the same civil partnership are exempt from CAT. Children have a tax free threshold of €310,000 in respect of taxable gifts or inheritances received from their parents. Our shareholders should consult their own tax advisors as to whether CAT is creditable or deductible in computing any domestic tax liabilities.

        There is also a "small gift exemption" from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. This exemption does not apply to an inheritance.

        THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. HOLDERS OF OUR ORDINARY SHARES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES IN IRELAND, INCLUDING THE ACQUISITION, OWNERSHIP AND DISPOSAL OF OUR ORDINARY SHARES.

Material U.S. Tax Consequences

Introduction

        This section describes the material U.S. federal income tax consequences of the ownership of our ordinary shares. It applies to you only if you hold your ordinary shares as capital assets for U.S. federal income tax purposes (generally, property held for investment). This section does not purport to be a comprehensive description of all tax considerations that may be relevant in light of a U.S. holder's particular circumstances, including alternative minimum tax consequences, any state or local tax considerations, any U.S. federal gift, estate or generation skipping transfer tax considerations and tax consequences applicable to special classes of U.S. holders, including:

  •
  certain financial institutions;

  •
  brokers or dealers or traders in securities who use a mark to market method of tax accounting;

  •
  real estate investment trusts or regulated investment companies;

  •
  tax-exempt entities including an "individual retirement accounts" or "Roth IRAs";

  •
  life insurance companies;

  •
  persons liable for alternative minimum tax;

  •
  persons that hold our ordinary shares as part of a straddle, wash sale, conversion transaction or integrated transaction;

  •
  entities classified as partnerships or other pass through entities for U.S. federal income tax purposes, including beneficial owners of such entities;

  •
  U.S. expatriates;

  •
  persons who acquired our ordinary shares pursuant to the exercise of an employee stock option or otherwise as compensation for services;

  •
  U.S. holders whose functional currency is not the U.S. dollar; or

  •
  non-U.S. holders.

        This section is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. You should consult a competent tax advisor with respect to the U.S. federal, state and local tax consequences to you of acquiring, holding and disposing of our ordinary shares.

        You are a U.S. holder if you are a beneficial owner of our ordinary shares and you are, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

  •
  an estate whose income is subject to U.S. federal income tax regardless of its source; or

  •
  a trust if (1) a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

        If an entity classified as a partnership for U S. federal income tax purposes holds our ordinary shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership.

        A "non-U.S. holder" is a beneficial owner of our ordinary shares other than a (1) U.S. holder or (2) an entity classified as a partnership or other fiscally transparent entity for U.S. federal tax purposes.

Ownership and Disposition of our Ordinary Shares

Taxation of Dividends

        Under the U.S. federal income tax laws, and subject to the passive foreign investment company, or PFIC, rules discussed below, if you are a U.S. holder, the gross amount of any dividend paid by us out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation. However, because we are not expected to calculate earnings and profits in accordance with U.S. federal income tax principles, the entire amount of any distribution may be treated as a dividend. If you are a non-corporate U.S. holder, dividends that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you hold your ordinary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. If we were determined to be a PFIC during our 2017 taxable year, then dividends paid by us for the 2018 taxable year would not be qualified dividend income and, therefore, would be ineligible for the reduced dividend tax rates. The dividend is taxable to you when you receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

        The amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made, determined at the spot rate on the date the dividend distribution is includable in your income, regardless of whether the payment is in fact converted into U.S. dollars. You must include any Irish tax withheld from the dividend payment in this amount, even though you do not in fact receive it. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date you include the dividend payment in income to the date you convert the payment into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.

        Distributions (or portions thereof) demonstrated to be in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in your ordinary shares and thereafter as capital gain.

        Dividends will be income from sources outside the United States. Dividends will, depending on your circumstances, generally be either "passive" or "general" income for purposes of computing the foreign tax credit allowable to you. Subject to certain limitations, any Irish tax withheld and paid over to Ireland will be creditable or deductible against your U.S. federal income tax liability.

Taxation of Capital Gains

        Subject to the PFIC rules discussed below, if you are a U.S. holder and you sell or otherwise dispose of your ordinary shares, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your ordinary shares.

        Capital gain of a non-corporate U.S. holder generally is taxed at preferential rates where the property is held for more than one year. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. Consequently, a U.S. holder may not be able to use any foreign tax credits arising from any Irish withholding tax imposed on the sale, exchange or other taxable disposition of our ordinary shares unless such credit can be applied (subject to applicable limitations) against U.S. tax due on the U.S. holder's other income treated as derived from foreign sources.

PFIC Rules

        Special rules apply to U.S. holders who hold shares in a foreign corporation that is treated as a PFIC for U.S. federal income tax purposes. The determination of whether a foreign corporation is a PFIC is primarily factual and cannot be made definitively until after the close of the tax year.

        If we were to be treated as a PFIC, and you are a U.S. holder that did not make either election described below, you would be subject to special (default) rules with respect to: (1) any gain realized on the sale or other disposition of our ordinary shares and (2) any excess distribution that we make to you (generally, any distribution during a single taxable year that, when added to all other distributions made in that year, is greater than 125 percent of the average annual distribution received in respect of the ordinary shares during the three preceding taxable years or, if shorter, the holding period for the ordinary shares.

        Under these default rules: (1) the gain or excess distribution will be allocated ratably over the holding period for the ordinary shares, (2) the amount allocated to the taxable year in which the U.S. holder realized the gain or excess distribution will be taxed as ordinary income, (3) the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year, and (4) the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year. Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.

        Your ordinary shares will be treated as stock in a PFIC if we were a PFIC at any time during your holding period in the ordinary shares, even if we are not currently a PFIC.

        If you own ordinary shares in a PFIC that are treated as marketable stock, you may make a mark-to-market election. If you make this election, you will not be subject to the default PFIC rules described above. Instead, in general, you will include as ordinary income each year the excess, if any, of the fair market value of your ordinary shares at the end of the taxable year over your adjusted basis in your ordinary shares. These amounts of ordinary income will not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. You will also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of your ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in your ordinary shares will be adjusted to reflect any such income or loss amounts.

        Alternatively, if you make a valid and timely "qualified electing fund," or QEF, election, you generally will not be subject to the default PFIC rules described above. Instead, for each PFIC year to which such an election applies, you will be subject to U.S. federal income tax on your pro rata share of our net capital gain and ordinary earnings, regardless of whether such amounts are actually distributed to you in that year or any later year. We currently intend to make available the information necessary to permit you to make a valid QEF election, but there is no assurance that we will continue to do so in future years.

        In addition, notwithstanding any election you make with regard to the ordinary shares, dividends that you receive from us would not constitute qualified dividend income to you if we were a PFIC either in the taxable year of the distribution or the preceding taxable year. Dividends that you receive that do not constitute qualified dividend income are not eligible for taxation at the preferential rates applicable to qualified dividend income. Instead, you must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for U.S. federal income tax purposes) in your gross income, and it will be subject to tax at rates applicable to ordinary income.

        If you own our ordinary shares during any year that we are a PFIC, you may be required to file an IRS Form 8621.

Medicare Tax

        A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8 percent tax on the lesser of (1) the U.S. holder's "net investment income" for the relevant taxable year and (2) the excess of the U.S. holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). A holder's net investment income will generally include its dividend income and its net gains from the disposition of shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities).

Information with Respect to Foreign Financial Assets

        Owners of "specified foreign financial assets" with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. "Specified foreign financial assets" may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of our ordinary shares.

Backup Withholding and Information Reporting

        If you are a non-corporate U.S. holder, information reporting generally will apply to:

  •
  dividend payments or other taxable distributions made to you within the United States, and

  •
  the payment of proceeds to you from the sale of our ordinary shares effected at a U.S. office of a broker.

        Additionally, backup withholding may apply to such payments if you are a non-corporate U.S. holder that:

  •
  fails to provide an accurate taxpayer identification number,

  •
  is notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

  •
  in certain circumstances, fails to comply with applicable certification requirements.

        Payment of the proceeds from the sale of our ordinary shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of our ordinary shares that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States,

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address, or

  •
  the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

        In addition, a sale of our ordinary shares effected at a foreign office of a broker will be subject to information reporting if the broker is:

  •
  a U.S. person,

  •
  a controlled foreign corporation for U.S. tax purposes,

  •
  a non-U.S. person 50 percent or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, or

  •
  a foreign partnership, if at any time during its tax year (1) one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50 percent of the income or capital interest in the partnership, or (2) such foreign partnership is engaged in the conduct of a U.S. trade or business, unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

        You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.

UNDERWRITERS

        Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:

Name	Number of Shares
Morgan Stanley & Co. LLC	3,788,235
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	3,082,353
SunTrust Robinson Humphrey, Inc.	847,059
Needham & Company, LLC	847,059
Wedbush Securities Inc.	847,059

Total:	9,411,765

        The underwriters and the representatives are collectively referred to as the "underwriters" and the "representatives," respectively. The underwriters are offering the ordinary shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the ordinary shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the ordinary shares offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters' option to purchase additional shares described below.

        The underwriters initially propose to offer part of the ordinary shares directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $0.306 per share under the public offering price. After the initial offering of the ordinary shares, the offering price and other selling terms may from time to time be varied by the representative.

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,411,764 additional ordinary shares at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional ordinary shares as the number listed next to the underwriter's name in the preceding table bears to the total number of ordinary shares listed next to the names of all underwriters in the preceding table.

        The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional 1,411,764 ordinary shares.

		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$8.50	$80,000,003	$91,999,997
Underwriting discounts and commissions to be paid by us	$0.51	$4,800,000	$5,520,000
Proceeds, before expenses, to us	$7.99	$75,200,002	$86,479,997

        The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $1,900,000. We have agreed to reimburse the underwriters for expense relating to clearance of this offering with the Financial Industry Regulatory Authority of up to $15,000.

        Our ordinary shares have been approved for quotation on The NASDAQ Global Market under the trading symbol "NBRV".

        We and all of our directors and executive officers have agreed that, without the prior written consent of Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the underwriters, we and they will not, during the period ending 60 days after the date of this prospectus supplement with respect to our directors and executive officers and 90 days with respect to us (the "restricted period"):

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares;

  •
  file any registration statement with the Securities and Exchange Commission relating to the offering of any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares; or

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares.

whether any such transaction described above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares.

        The restrictions described in the immediately preceding paragraph to do not apply to:

  •
  transactions by any person other than us relating to ordinary shares or other securities acquired in open market transactions after the completion of this offering;

  •
  transfers of ordinary shares or any securities convertible into ordinary shares as a bona fide gift;

  •
  transfers to any trust for the direct or indirect benefit of the director or executive officer, or the immediate family of the director or executive officer;

  •
  transfers as a distribution to partners, retired partners, members, former members, shareholders or other equity holders of the director or executive officer;

  •
  transfers to certain affiliates or investment funds of the director or executive officer or of the director or executive officer's immediate family;

  •
  transfers by operation of law, pursuant to domestic relations orders or in connection with a divorce settlement; provided that, in the case of such a transfer, if a filing is required to be made under the Exchange Act reporting a reduction in beneficial ownership of ordinary shares during the restricted period, such filing shall include a statement in such report to the effect that such transfer was made by operation of law, pursuant to a domestic relations order or in connection with a divorce settlement;

  •
  transfers by will, other testamentary document or intestate succession;

  •
  transfers to us in satisfaction of any tax withholding obligations; provided that, in the case of such a transfer, if a filing is required to be made under the Exchange Act reporting a reduction in beneficial ownership of ordinary shares during the restricted period, such filing shall include a statement in such report to the effect that the purpose of such transfer was to cover tax obligations and provided further that any underlying equity securities shall continue to be subject to the restrictions described in the preceding paragraph;

  •
  transfers to us in connection with the termination of services to us;

  •
  the exercise or exchange of any option to acquire any of our equity securities granted pursuant to any stock option, stock bonus or other stock plan; provided that (i) in the case of a "net" exercise, if a filing is required to be made under the Exchange Act reporting a reduction in beneficial ownership of ordinary shares during the restricted period, such filing shall include a statement in such report to the effect that the purpose of such transfer was to cover the exercise price or the tax obligations, as the case may be, of the director or executive in connection with such exercise and (ii) any underlying equity securities shall continue to be subject to the restrictions described in the preceding paragraph;

  •
  transfers upon the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of our securities involving a change of control; provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the director or executive officer shall remain subject to the restrictions described in the preceding paragraph;

  •
  purchases by directors or executive officers of our equity securities in the offering;

  •
  the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ordinary shares, provided that (i) such plan does not provide for the transfer of ordinary shares during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ordinary shares may be made under such plan during the restricted period; or

  •
  transfers of ordinary shares pursuant to sales in the public market under a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that (i) such trading plan shall have been in effect prior to the date of the lock-up agreement and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that the sale was made pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act.

provided further that (i) in the case of any transfer or distribution as described in the second, third, fourth, fifth, sixth and seventh bullet point above, the transferee shall agree to be subject to the restrictions described in the immediately preceding paragraph, (ii) in the case of any transfer or distribution as described in the second, third, fourth, fifth, sixth and seventh bullet point above, such transfer or distribution shall not involve a distribution for value, (iii) in the case of any transfer or distribution described in the first, second, third, fourth, fifth and ninth bullet point above, no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of ordinary shares, shall be required during the restricted period and (iv) in the case of any transfer or distribution described in the first, second, third, fourth, fifth, sixth, seventh, eighth and ninth bullet point above, no filing under Section 16(a) of the Exchange Act shall be voluntarily made (other than a Form 5 made after the expiration of the restrict period).

        In addition, the restrictions described in the paragraph above relating to us do not apply to:

  •
  the sale of ordinary shares to the underwriters;

  •
  our issuance of ordinary shares upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement;

  •
  the issuance of ordinary shares issued or options to purchase ordinary shares granted pursuant to certain employee benefit or stock incentive plans;

  •
  the issuance of ordinary shares pursuant to certain non-employee director stock plans or dividend reinvestment plans;

  •
  the filing by us of any registration statement on Form S-8;

  •
  the filing by us of any resale registration statement pursuant to an existing contractual obligation as of the date of this prospectus supplement; or

  •
  the transfer or issuance of ordinary shares or other securities in connection with certain strategic partnerships and other commercial transactions, provided that (i) the aggregate number of ordinary shares shall not exceed 5% of our number of shares outstanding and (ii) the recipient of any such ordinary shares or securities shall be subject to the restrictions described in the paragraph above for the remainder of the restricted period.

        Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in their sole discretion, may release the ordinary shares and other securities subject to the lock-up agreements described above in whole or in part at any time.

        In order to facilitate the offering of the ordinary shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the ordinary shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, ordinary shares in the open market to stabilize the price of the ordinary shares. These activities may raise or maintain the market price of the ordinary shares above independent market levels or prevent or retard a decline in the market price of the ordinary shares. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

        A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of ordinary shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

        In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

Canada

        The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any of our ordinary shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any of our ordinary shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of any of our ordinary shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer to the public" in relation to any of our ordinary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our ordinary shares to be offered so as to enable an investor to decide to purchase any of our ordinary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA") received by it in connection with the issue or sale of the ordinary shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the ordinary shares in, from or otherwise involving the United Kingdom.

Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to this offering, us or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

        The ordinary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the ordinary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

        The ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (b)
  where no consideration is or will be given for the transfer;

  (c)
  where the transfer is by operation of law;

  (d)
  as specified in Section 276(7) of the SFA; or

  (e)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

        Legal matters with respect to U.S. federal and New York State law in connection with this offering will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York. Certain legal matters with respect to Irish law in connection with the validity of the ordinary shares being offered by this prospectus supplement and other legal matters will be passed upon for us by A&L Goodbody, Dublin, Ireland. Covington & Burling LLP, New York, New York is U.S. federal and New York State law counsel for the underwriters in connection with this offering. Arthur Cox, Dublin, Ireland is counsel to the underwriters with respect to Irish law.

EXPERTS

        The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report (which contains an emphasis of matter paragraph that the Company will require additional financing to fund future operations and may be required to reduce planned expenditures, as discussed in Note 1 to the consolidated financial statements) of PwC Wirtschaftsprüfung GmbH, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.nabriva.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement. You may also read and copy any document we file at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference herein or therein have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below that Nabriva Therapeutics AG, or Nabriva AG, as predecessor registrant, or we, as successor registrant, previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed), until the offering of the securities offered hereby is terminated or completed:

  •
  Nabriva AG's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (File No. 001-37558);

  •
  Nabriva AG's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017 (File No. 001-37558);

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017 (File No. 001-37558);

  •
  Nabriva AG's Current Reports on Form 8-K filed on January 9, 2017 (Item 5.02 only), February 13, 2017, April 18, 2017, May 23, 2017, May 31, 2017 and June 9, 2017 (File No. 001-37558);

  •
  our Current Reports on Form 8-K filed on June 26, 2017 and July 21, 2017 (File No. 001-38132);

  •
  our Current Reports on Form 8-K filed on July 21, 2017, August 11, 2017, August 21, 2017, August 31, 2017 (Item 5.02 only), September 15, 2017 and September 18, 2017 (Item 8.01 only) (File No. 001-37558);

  •
  our Definitive Proxy Statement on Schedule 14A filed on August 18, 2017 (File No. 001-37558); and

  •
  the description of our ordinary shares included under the caption "Description of the Ordinary Shares" in the prospectus dated May 23, 2017, which was filed on May 23, 2017 and is part of the Registration Statement on Form S-4 originally filed with the Commission on April 14, 2017 (Registration No. 333-217315), including any amendments or supplements thereto.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Nabriva Therapeutics plc
Attention: Investor Relations
1000 Continental Drive, Suite 600
King of Prussia, PA 19406
(610) 816-6640

$175,000,000

PROSPECTUS

NABRIVA THERAPEUTICS PLC

Debt Securities
Ordinary Shares
Preferred Shares
Depositary Shares
Purchase Contracts
Purchase Units
Warrants

        We may offer and sell securities from time to time in one or more offerings of up to $175,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

        We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement."

        Our ordinary shares are listed on The NASDAQ Global Market under the symbol "NBRV."

        Investing in these securities involves certain risks. See "Risk Factors" included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 10, 2017.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," utilizing a "shelf" registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $175,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" beginning on page 2 of this prospectus.

        You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

SPECIAL NOTE REGARDING THE REDOMICILIATION

        On June 23, 2017, Nabriva Therapeutics plc, a public limited company organized under the laws of Ireland, or Nabriva Ireland, became the successor issuer to Nabriva Therapeutics AG, a stock corporation (Aktiengesellschaft) organized under the laws of Austria, or Nabriva AG, for certain purposes under both the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and certain of Nabriva AG's historical reports filed under the Exchange Act are incorporated by reference in this prospectus. Such succession occurred following the conclusion of a tender offer related to the exchange of American Depositary Shares and common shares of Nabriva AG for ordinary shares of Nabriva Ireland, which resulted in Nabriva Ireland, a new Irish holding company, becoming the ultimate holding company of Nabriva AG (the predecessor registrant and former ultimate holding company) and its subsidiaries.

        Unless the context specifically indicates otherwise, references in this prospectus to "Nabriva Therapeutics plc," "Nabriva," "Nabriva Ireland," "we," "our," "ours," "us," "our company," "our group" or similar terms refer to Nabriva Therapeutics plc, a public limited company incorporated in Ireland, and its consolidated subsidiaries. References in this prospectus to "Nabriva AG" refer to Nabriva Therapeutics AG, our predecessor.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.nabriva.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below that Nabriva AG, as predecessor registrant, or we, as successor registrant, previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

  •
  Nabriva AG's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (File No. 001-37558);

  •
  Nabriva AG's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017 (File No. 001-37558);

  •
  Nabriva AG's Current Reports on Form 8-K filed on January 9, 2017 (Item 5.02 only), February 13, 2017, April 18, 2017, May 23, 2017, May 31, 2017 and June 9, 2017 (File No. 001-37558);

  •
  Nabriva Ireland's Current Reports on Form 8-K filed on June 26, 2017 (File No. 001-38132) and July 21, 2017 (File No. 001-37558); and

  •
  the description of Nabriva Ireland's ordinary shares included under the caption "Description of the Ordinary Shares" in the prospectus dated May 23, 2017, which was filed on May 23, 2017 and is part of the Registration Statement on Form S-4 originally filed with the Commission on April 14, 2017 (Registration No. 333-217315), including any amendments or supplements thereto.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Nabriva Therapeutics plc
Attention: Investor Relations
1000 Continental Drive, Suite 600
King of Prussia, PA 19406
(610) 816-6640

 FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements contained or incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, other than statements of historical facts, are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "potential," "will," "would," "could," "should," "continue," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

        We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled "Risk Factors." You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law.

 THE COMPANY

        We are a clinical stage biopharmaceutical company engaged in the research and development of novel anti-infective agents to treat serious infections, with a focus on the pleuromutilin class of antibiotics. We are developing our lead product candidate, lefamulin, to be the first pleuromutilin antibiotic available for systemic administration in humans.

        Our principal executive offices are located at 25-28 North Wall Quay, IFSC, Dublin 1, Ireland, and our telephone number is +353 1 649 2000.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND RATIOS
OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred share dividends for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

		Fiscal Year Ended December 31,
	Three Months Ended March 31, 2017
		2016	2015	2014	2013
Consolidated ratios of earnings to fixed charges(1)	N/A	N/A	N/A	N/A	8.9x
Consolidated ratios of earnings to combined fixed charges and preferred share dividends(2)	N/A	N/A	N/A	N/A	8.9x

(1)
Our earnings were insufficient to cover fixed charges by approximately $15.2 million for the three months ended March 31, 2017, $54.9 million for the year ended December 31, 2016, $47.0 million for the year ended December 31, 2015 and $14.2 million for the year ended December 31, 2014.

(2)
Our earnings were insufficient to cover fixed charges and preferred share dividends by approximately $15.2 million for the three months ended March 31, 2017, $54.9 million for the year ended December 31, 2016, $48.7 million for the year ended December 31, 2015 and $14.2 million for the year ended December 31, 2014.

        For purposes of calculating the ratios above, earnings consist of net loss from continuing operations plus provision for income taxes and fixed charges. Fixed charges include the interest portion of rent expense which is deemed to be representative of the interest factor.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development costs, the acquisition or licensing of other products, businesses or technologies, working capital and capital expenditures. We may temporarily invest the net proceeds from the sale of any securities offered under this prospectus in a variety of capital preservation instruments, including term deposits and short-term, investment-grade, interest-bearing instruments and U.S. and certain European government securities, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

 DESCRIPTION OF DEBT SECURITIES

        We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to "the Company," "we," "our," and "us" in this section, we mean Nabriva Therapeutics plc excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

        We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

        None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

        The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading "—Certain Terms of the Subordinated Debt Securities—Subordination." The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.

        The debt securities will be our unsecured obligations unless otherwise specified in the applicable prospectus supplement. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

        The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:

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  the title and type of the debt securities;

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  whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture the terms on which they are subordinated;

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  the aggregate principal amount of the debt securities;

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  the price or prices at which we will sell the debt securities;

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  the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

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  the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

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  the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

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  the right, if any, to extend the interest payment periods and the duration of that extension;

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  the manner of paying principal and interest and the place or places where principal and interest will be payable;

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  provisions for a sinking fund, purchase fund or other analogous fund, if any;

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  any redemption dates, prices, obligations and restrictions on the debt securities;

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  the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

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  any conversion or exchange features of the debt securities;

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  whether and upon what terms the debt securities may be defeased;

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  any events of default or covenants in addition to or in lieu of those set forth in the indenture;

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  whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

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  whether the debt securities will be guaranteed as to payment or performance;

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  if the debt securities of the series will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

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  any special tax implications of the debt securities; and

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  any other material terms of the debt securities.

        When we refer to "principal" in this section with reference to the debt securities, we are also referring to "premium, if any."

        We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

        You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

        Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

        We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

        Covenants.    Unless we indicate otherwise in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries' property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

        Consolidation, Merger and Sale of Assets.    Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

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  the successor entity, if any, is a corporation, limited liability company, limited company, partnership, trust or similar entity in the United States, Ireland, Switzerland, the United Kingdom or any other member state of the European Union (subject to certain exceptions provided for in the senior indenture);

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  the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

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  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

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  certain other conditions are met.

        No Protection in the Event of a Change in Control.    Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

        Events of Default.    Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture for any series of senior debt securities:

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  failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

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  failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

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  default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

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  certain events of bankruptcy or insolvency, whether or not voluntary; and

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  any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

        Unless we indicate otherwise in a prospectus supplement, the default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.

        If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

        If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall become immediately due and payable.

        Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

        Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

        The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

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  the holder gives the trustee written notice of a continuing event of default;

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  the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

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  the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

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  the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

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  during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

        These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

        The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

        Satisfaction and Discharge.    We can satisfy and discharge our obligations to holders of any series of debt securities if:

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  we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture; or

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  all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

        Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

        Defeasance.    Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indentures.

        Legal Defeasance.    We can legally release ourselves from any payment or other obligations on the debt securities of any series (called "legal defeasance") if certain conditions are met, including the following:

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  We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

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  There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

  •
  We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

        If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

        Covenant Defeasance.    Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called "covenant defeasance"). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

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  We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

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  We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

        If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

        Modification and Waiver.    We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

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  to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

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  to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

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  to comply with requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended;

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  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

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  to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

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  to provide for or add guarantors with respect to the senior debt securities of any series;

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  to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

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  to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

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  to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

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  to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

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  to make any change that does not adversely affect the rights of any holder in any material respect.

        Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

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  extends the final maturity of any senior debt securities of such series;

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  reduces the principal amount of any senior debt securities of such series;

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  reduces the rate or extends the time of payment of interest on any senior debt securities of such series;

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  reduces the amount payable upon the redemption of any senior debt securities of such series;

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  changes the currency of payment of principal of or interest on any senior debt securities of such series;

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  reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

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  waives an uncured default in the payment of principal of or interest on the senior debt securities (except in the case of a rescission of acceleration as described above);

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  changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

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  modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification; or

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  reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

        It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders' consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

        No Personal Liability of Incorporators, Stockholders, Officers, Directors.    The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

        Concerning the Trustee.    The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The senior indenture and the provisions of the Trust Indenture Act of 1939 incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

        We may have normal banking relationships with the senior trustee in the ordinary course of business.

        Unclaimed Funds.    All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

        Governing Law.    The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

        Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

        Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

        Subordination.    The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

        The term "senior indebtedness" of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

  •
  all of the indebtedness of that person for money borrowed;

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  all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

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  all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

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  all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

  •
  all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated debt indenture.

 DESCRIPTION OF SHARE CAPITAL

        The following description of our share capital is intended as a summary only and therefore is not a complete description of our share capital. This description is based upon, and is qualified by reference to, our memorandum and articles of association and applicable provisions of the Irish Companies Act. You should read our memorandum and articles of association, which are filed as an exhibit to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Capital Structure

Authorized and Issued Share Capital

        Our authorized share capital consists of 1,000,000,000 ordinary shares of $0.01 each and 100,000,000 preferred shares of $0.01 each with a liquidation preference per preferred share as determined by the directors. As of June 30, 2017, 26,838,260 ordinary shares were outstanding and no preferred shares were outstanding.

        We may issue shares subject to the maximum authorized share capital contained in our memorandum and articles of association. The authorized share capital may be increased or reduced (but not below the number of issued ordinary shares or preferred shares, as applicable) by a resolution approved by a simple majority of the votes of our shareholders cast at a general meeting (referred to under Irish law as an "ordinary resolution") (unless otherwise determined by the directors). The shares comprising our authorized share capital may be divided into shares of any nominal value.

        The rights and restrictions to which the ordinary shares are subject are prescribed in our articles of association. Our articles of association entitle our Board of Directors, without shareholder approval, to determine the terms of our preferred shares. Preferred shares may be preferred as to dividends, rights upon liquidation or voting in such manner as our Board of Directors may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at our option, and may be convertible into or exchangeable for shares of any of our other class or classes, depending on the terms of such preferred shares. The specific terms of any series of preferred shares offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred shares.

        Irish law does not recognize fractional shares held of record. Accordingly, our articles of association do not provide for the issuance of fractional shares, and our official Irish register will not reflect any fractional shares.

        Whenever an alteration or reorganization of our share capital would result in any of our shareholders becoming entitled to fractions of a share, our Board of Directors may, on behalf of those shareholders that would become entitled to fractions of a share, arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion among the shareholders who would have been entitled to the fractions.

Pre-emption Rights, Share Warrants and Share Options

        Under Irish law certain statutory pre-emption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, we have opted out of these pre-emption rights in our articles of association as permitted under Irish company law. Irish law requires this opt-out to be renewed every five years by a resolution approved by not less than 75% of the votes of our shareholders cast at a general meeting (referred to under Irish law as a "special resolution"). If the opt-out is not renewed, shares issued for cash must be offered to our existing shareholders on a pro rata basis to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration (such as in a share-for-share acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where shares are issued pursuant to an employee stock option or similar equity plan.

        Our memorandum and articles of association provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which we are subject, the Board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the Board of Directors may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association. We are subject to the rules of the NASDAQ Global Market that require shareholder approval of certain equity plans and share issuances. Our Board of Directors may authorize the issuance of shares upon exercise of warrants or options without shareholder approval or authorization (up to the relevant authorized share capital limit).

        Under Irish law, we are prohibited from allotting shares without consideration. Accordingly, at least the nominal value of the shares issued underlying any restricted share award, restricted share unit, performance share award, bonus share or any other share based grant must be paid pursuant to the Irish Companies Act.

Dividends

        Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits, so far as not previously utilized by distribution or capitalization, less accumulated realized losses, so far as not previously written off in a reduction or reorganization of capital, and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless our net assets are equal to, or in excess of, the aggregate of our called up share capital plus undistributable reserves and the distribution does not reduce our net assets below such aggregate. Undistributable reserves include the undenominated capital, the amount by which our accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed our accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital and any other reserve that we are prohibited from distributing by applicable law.

        The determination as to whether or not we have sufficient distributable reserves to fund a dividend must be made by reference to our "relevant financial statements." The "relevant financial statements" are either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Irish Companies Act. The relevant financial statements must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

        Consistent with Irish law, our articles of association authorize the directors to declare interim dividends without shareholder approval out of funds lawfully available for the purpose, to the extent they appear justified by profits and subject always to the requirement to have distributable reserves at least equal to the amount of the proposed dividend. The Board of Directors may also recommend a dividend to be approved and declared by our shareholders at a general meeting. The Board of Directors may direct that the payment be made by distribution of assets, shares or cash and no dividend declared or paid may exceed the amount recommended by the directors. Dividends may be paid in U.S. dollars or any other currency.

        Our directors may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to us in relation to our shares.

        Our directors may also authorize the issuance of shares with preferred rights to participate in our declared dividends. The holders of preferred shares may, depending on their terms, rank senior to our ordinary shares in terms of dividend rights and/or be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Share Repurchases, Redemptions and Conversions

Overview

        Our memorandum and articles of association provide that, in general, any ordinary shares which we have agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by us may technically be effected as a redemption of those shares as described below under "—Repurchases and Redemptions by Nabriva." If our articles of association did not contain such provision, all repurchases by us would be subject to many of the same rules that apply to purchases of our shares by subsidiaries described below under "—Purchases by Subsidiaries of Nabriva," including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a "recognized stock exchange."

Repurchases and Redemptions by Nabriva

        Under Irish law, a company may issue redeemable shares and redeem them out of distributable reserves or, if the company proposes to cancel the shares on redemption, the proceeds of a new issue of shares for that purpose. We may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of our total issued share capital. All redeemable shares must also be fully-paid and the terms of redemption of the shares must provide for payment on redemption. Based on the provision of our articles described above, shareholder approval will not be required to redeem our shares.

        We may also be given an additional general authority by our shareholders to purchase our own shares on-market, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by our subsidiaries as described below.

        Our Board of Directors may also issue preferred shares which may be redeemed at either our option or the option of the shareholder, depending on the terms of such preferred shares. Please see "—Authorized Share Capital."

        Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of the nominal value of our issued share capital. We may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by us or re-issued subject to certain conditions.

Purchases by Subsidiaries of Nabriva

        Under Irish law, an Irish or non-Irish subsidiary may purchase our shares either as overseas market purchases on a recognized stock exchange such as the NASDAQ or off-market. For a subsidiary of ours to make market purchases of our shares, our shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular market purchase by a subsidiary of our shares is required.

        For an off-market purchase by a subsidiary of ours, the proposed purchase contract must be authorized by special resolution of the shareholders before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution being passed, the purchase contract must be on display or must be available for inspection by shareholders at our registered office from the date of the notice of the meeting at which the resolution approving the contract is to be proposed.

        In order for a subsidiary of ours to make an on-market purchase of our shares, such shares must be purchased on a "recognized stock exchange." The NASDAQ Global Market, on which our ordinary shares are listed, is specified as a recognized stock exchange for this purpose by Irish company law.

        The number of shares held by our subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of our issued share capital. While a subsidiary holds shares of ours, it cannot exercise any voting rights in respect of those shares. The acquisition of our shares by a subsidiary of ours must be funded out of distributable reserves of the subsidiary.

Lien on Shares, Calls on Shares and Forfeiture of Shares

        Our articles of association provide that we will have a first and paramount lien on every share for all debts and liabilities of any shareholder to the company, whether presently due or not, payable in respect of such share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made within 14 days after notice demanding payment, we may sell the shares. These provisions are standard inclusions in the articles of association of an Irish company limited by shares and will only be applicable to our shares that have not been fully paid up. See "—Transfer and Registration of Shares."

Consolidation and Division; Subdivision

        Under our articles of association, we may, by ordinary resolution (unless the directors determine otherwise), consolidate and divide all or any of our issued share capital into a smaller number of shares of larger nominal value than our existing shares or subdivide all or any of our issued share capital into smaller amounts than is fixed by our memorandum of association, provided that the proportion between the amount paid for such share and the amount, if any, unpaid on each reduced share after the subdivision remains the same.

Reduction of Share Capital

        We may, by ordinary resolution (unless the directors determine otherwise), reduce our authorized but unissued share capital in any way. We also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel our issued share capital in any manner permitted by the Irish Companies Act.

Annual Meetings of Shareholders

        We are required to hold an annual general meeting within 18 months of incorporation and at intervals of no more than 15 months thereafter, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after our fiscal year-end. Subject to Section 176 of the Irish Companies Act, all general meetings may be held outside of Ireland.

        Notice of an annual general meeting must be given to all of our shareholders and to our auditors. Our articles of association provide for a minimum notice period of 21 clear days (i.e. 21 days excluding the day when the notice is given or deemed to be given and the day of the event for which it is given or on which it is to take effect), which is the minimum permitted under Irish law.

        The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the consideration of the statutory financial statements, report of the directors, report of the statutory auditors, review by the members of the company's affairs and the appointment or re-appointment of the statutory auditors.

        At any annual general meeting, only such business may be conducted as has been brought before the meeting:

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  in the notice of the meeting;

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  by or at the direction of the Board of Directors;

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  in certain circumstances, at the direction of the Irish High Court;

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  as required by law; or

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  that the chairman of the meeting determines is properly within the scope of the meeting.

        In addition, and subject to compliance with our articles of association, shareholders entitled to vote at an annual general meeting may propose business to be considered thereat.

Extraordinary General Meetings of Shareholders

        Our extraordinary general meetings may be convened by (i) the Board of Directors, (ii) on requisition of the shareholders holding not less than 10% of our paid up share capital carrying voting rights, (iii) on requisition of our auditors; or (iv) in exceptional cases, by order of the Irish High Court. Extraordinary general meetings are generally held for the purpose of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting, only such business will be conducted as is set forth in the notice thereof or is proposed pursuant to and in accordance with the procedures and requirements set out in the articles of association.

        Notice of an extraordinary general meeting must be given to all of our shareholders and to our auditors. Under Irish law and our articles of association, the minimum notice periods are 21 clear days' notice in writing for an extraordinary general meeting to approve a special resolution and 14 clear days' notice in writing for any other extraordinary general meeting.

        In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, our Board of Directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the Board of Directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of our receipt of the requisition notice.

        If the Board of Directors becomes aware that our net assets are not greater than half of the amount of our called-up share capital, our directors must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that the fact is known to a director.

Quorum for General Meetings

        Our articles of association provide that no business shall be transacted at any general meeting unless a quorum is present. One or more shareholders present in person or by proxy at any meeting of shareholders holding not less than a majority of the issued and outstanding shares entitled to vote at the meeting in question will constitute a quorum for such meeting.

Voting

        Our articles of association provide that all votes will be decided on a poll and that the board or the chairman may determine the manner in which the poll is to be taken and the manner in which the votes are to be counted.

        Every shareholder is entitled to one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights may be exercised by shareholders registered in our share register as of the record date for the meeting or by a duly appointed proxy, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by our articles of association, which provide that our Board of Directors may permit shareholders to notify us of their proxy appointments electronically.

        In accordance with our articles of association, our directors may from time to time authorize the issuance of preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares). Treasury shares or shares of ours that are held by our subsidiaries will not be entitled to be voted at general meetings of shareholders.

        Irish company law requires special resolutions of the shareholders at a general meeting to approve certain matters. Examples of matters requiring special resolutions include:

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  amending the objects or memorandum of association;

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  amending the articles of association;

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  approving a change of name;

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  authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

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  opting out of pre-emption rights on the issuance of new shares;

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  re-registration from a public limited company to a private company;

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  purchase of own shares off-market;

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  reduction of issued share capital;

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  sanctioning a compromise/scheme of arrangement;

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  resolving that the company be wound up by the Irish courts;

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  resolving in favor of a shareholders' voluntary winding-up;

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  re-designation of shares into different share classes;

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  setting the re-issue price of treasury shares; and

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  variation of class rights attaching to classes of shares (where our articles of association do not provide otherwise).

        Neither Irish law nor any of our constituent document places limitations on the right of non-resident or foreign owners to vote or hold our shares.

Variation of Rights Attaching to a Class or Series of Shares

        Under our articles of association and the Irish Companies Act, any variation of class rights attaching to our issued shares must be approved by an ordinary resolution passed at a general meeting of the shareholders of the affected class or with the consent in writing of the holders of a majority of the issued shares of that class of shares entitled to vote on such variation. The rights conferred upon the holder of any pre-existing issued shares shall not be deemed to be varied by the issuance of any preferred shares.

        The provisions of our articles of association relating to general meetings apply to general meetings of the holders of any class of shares except that the necessary quorum is determined in reference to the shares of the holders of the class. Accordingly, for general meetings of holders of a particular class of shares, a quorum consists of one or more shareholders present in person or by proxy holding not less than a majority of the issued and outstanding shares of the class entitled to vote at the meeting in question.

Inspection of Books and Records

        Under Irish law, shareholders have the right to: (i) receive a copy of our memorandum and articles of association and any act of the Irish Government which alters our memorandum; (ii) inspect and obtain copies of the minutes of general meetings and any resolutions; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors' interests and other statutory registers maintained by us; (iv) receive copies of statutory financial statements and directors' and auditors' reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive statements of financial position of any subsidiary of ours which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. Our auditors will also have the right to inspect all of our books, records and vouchers. The auditors' report must be circulated to the shareholders with our financial statements prepared in accordance with Irish law, 21 clear days before the annual general meeting and must be read to the shareholders at our annual general meeting.

Acquisitions

        An Irish public limited company may be acquired in a number of ways, including:

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  a court-approved scheme of arrangement under the Irish Companies Act. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting in person or by proxy at a meeting called to approve the scheme;

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  through a tender or takeover offer by a third party, in accordance with the Irish Takeover Rules and the Irish Companies Act, for all of our shares. Where the holders of 80% or more of our shares (excluding any shares already beneficially owned by the bidder) have accepted an offer for their shares, the remaining shareholders may also be statutorily required to transfer their shares, unless, within one month, the non-tendering shareholders can obtain an Irish court order otherwise providing. If the bidder does not exercise its "squeeze-out" right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms as the original offer, or such other terms as the bidder and the non-tendering shareholders may agree or on such term as an Irish court, on application of the bidder or non-tendering shareholder, may order. If our shares were to be listed on the Irish Stock Exchange, or the ISE, or another regulated stock exchange in the European Union, the aforementioned 80% threshold would be increased to 90%;

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  by way of a transaction with an EU-incorporated company under the EU Cross-Border Mergers Directive 2005/56/EC. Such a transaction must be approved by a special resolution. If we are being merged with another EU company under the EU Cross-Border Mergers Directive 2005/56/EC and the consideration payable to our shareholders is not all in the form of cash, our shareholders may be entitled to require their shares to be acquired at fair value; and

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  by way of a merger with another Irish company under the Irish Companies Act which must be approved by a special resolution and by the Irish High Court.

Appraisal Rights

        Generally, under Irish law, shareholders of an Irish company do not have dissenters' or appraisal rights. Under the European Communities (Cross-Border Merger) Regulations 2008, as amended, governing the merger of an Irish company limited by shares and a company incorporated in the European Economic Area (the European Economic Area includes all member states of the European Union and Norway, Iceland and Liechtenstein) and the other company is the surviving entity, a shareholder (i) who voted against the special resolution approving the transaction or (ii) of a company in which 90% of the shares are held by the other party to the transaction has the right to request that the company acquire its shares for cash at a price determined in accordance with the share exchange ratio set out in the acquisition agreement. In addition, a dissenting shareholder in a successful tender offer for an Irish company may, by application to the Irish High Court, object to the compulsory squeeze-out provisions.

Disclosure of Interests in Shares

        Under the Irish Companies Act, our shareholders must notify us if, as a result of a transaction, the shareholder will become interested in 3% or more of our shares or if, as a result of a transaction, a shareholder who was interested in 3% or more of our shares ceases to be so interested. Where a shareholder is interested in 3% or more of our shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of the shareholder's interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder's interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder's rights in respect of any of our shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

        In addition to these disclosure requirements, we, under the Irish Companies Act, may, by notice in writing, require a person whom we know or have reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in our relevant share capital to: (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in our ordinary shares, to provide additional information, including the person's own past or present interests in our shares. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, we may apply to court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Irish Companies Act, as follows:

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  any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, will be void;

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  no voting rights will be exercisable in respect of those shares;

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  no further shares will be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

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  no payment will be made of any sums due from us on those shares, whether in respect of capital or otherwise.

        The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.

        In the event we are in an offer period pursuant to the Irish Takeover Rules, accelerated disclosure provisions apply for persons holding an interest in our securities of 1.0% or more.

Irish Takeover Rules

        A transaction in which a third party seeks to acquire 30% or more of our voting rights will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The "General Principles" of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

        The Irish Takeover Rules are built on the following General Principles, which will apply to any transaction regulated by the Irish Takeover Panel:

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  in the event of an offer, all holders of securities of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

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  the holders of the securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer;

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  where it advises the holders of securities, the board of the target company must give its views on the effects of implementation of the offer on employment, conditions of employment and the locations of the target company's places of business;

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  the board of the target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

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  false markets must not be created in the securities of the target company, the bidder or of any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

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  a bidder must announce an offer only after ensuring that he or she can fulfil in full, any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

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  a target company must not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities; and

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  a substantial acquisition of securities (whether such acquisition is to be effected by one transaction or a series of transactions) shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

        Under certain circumstances, a person who acquires shares or other voting rights in us may be required under the Irish Takeover Rules to make a mandatory cash offer for our remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer (or any parties acting in concert with the acquirer) during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of shares would increase the aggregate holding of an acquirer (including the holdings of any parties acting in concert with the acquirer) to shares representing 30% or more of our voting rights, unless the Irish Takeover Panel otherwise consents. An acquisition of shares by a person holding (together with its concert parties) shares representing between 30% or more of our voting rights would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person (together with its concert parties) would increase by 0.05% within a 12-month period. Any person (excluding any parties acting in concert with the holder) holding shares representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

        If a person makes a voluntary offer to acquire outstanding ordinary shares of ours, the offer price must be no less than the highest price paid for our shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Irish Takeover Panel has the power to extend the "look back" period to 12 months if the Irish Takeover Panel, taking into account the General Principles, believes it is appropriate to do so.

        If the bidder or any party acting in concert with it has acquired our ordinary shares (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of our total ordinary shares or (ii) at any time after the commencement of the offer period, the offer must be in cash (or accompanied by a full cash alternative) and the price per ordinary share must not be less than the highest price paid by the bidder or any party acting in concert with it during, in the case of (i), the 12-month period prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with any party acting in concert with it, has acquired less than 10% of our total ordinary shares in the 12-month period prior to the commencement of the offer period if the Irish Takeover Panel, taking into account the General Principles, considers it just and proper to do so.

        An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

        The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of our voting rights. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of our voting rights is prohibited if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of our voting rights and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Anti-Takeover Provisions

Shareholder Rights Plan

        Our articles of association expressly authorize our Board of Directors to adopt a shareholder rights plan, subject to applicable law.

Frustrating Action

        Under the Irish Takeover Rules, our Board of Directors is not permitted to take any action which might frustrate an offer for our shares once our Board of Directors has received an approach which may lead to an offer or has reason to believe an offer is imminent, subject to certain exceptions. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the Board of Directors has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

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  the action is approved by our shareholders at a general meeting; or

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  the Irish Takeover Panel has given its consent, where:

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  it is satisfied the action would not constitute frustrating action;

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    our shareholders that hold 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

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    the action is taken in accordance with a contract entered into prior to the announcement of the offer; or

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    the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Further Provisions

        Our articles of association provide that, subject to certain exceptions, we may not engage in certain business combinations with any person that acquires beneficial ownership of 15% or more of our outstanding voting shares for a period of three years following the date on which the person became a 15% shareholder unless: (i) a committee of our disinterested directors approved the business combination; and (ii) in certain circumstances, the business combination is authorized by a special resolution of disinterested shareholders.

        Certain other provisions of Irish law or our memorandum and articles of association may be considered to have anti-takeover effects, including those described under the following captions: "—Capital Structure—Authorized Share Capital", "—Pre-emption Rights, Share Warrants and Share Options," "—Disclosure of Interests in Shares," "—Comparative Rights—Vacancies on the Board of Directors, Board System; Election of Directors and Quorum, Extraordinary General Meeting."

Insider Dealing

        The Irish Takeover Rules also provide that no person, other than the bidder, who is privy to confidential price-sensitive information concerning an offer made in respect of the acquisition of a company (or a class of its securities) or a contemplated offer shall deal in relevant securities of the target during the period from the time at which such person first has reason to suppose that such an offer, or an approach with a view to such an offer being made, is contemplated to the time of (i) the announcement of such offer or approach or (ii) the termination of discussions relating to such offer, whichever is earlier.

Corporate Governance

        Our articles of association allocate authority over the day-to-day management of the company to the Board of Directors. The Board of Directors may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, or delegate to any director, officer or member of management of ours or any of our subsidiaries such of its powers as it considers desirable to be exercised by him or her, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of the company. Committees may meet and adjourn as they determine proper. Unless otherwise determined by the Board of Directors, the quorum necessary for the transaction of business at any committee meeting shall be a majority of the members of the committee.

Legal Name; Incorporation; Fiscal Year; Registered Office

        Our legal and commercial name is Nabriva Therapeutics plc. We were incorporated in Ireland on March 1, 2017 as a public limited company, under the name Hyacintho 2 Limited (registration number 599588) and were renamed Nabriva Therapeutics plc on April 10, 2017. Our registered address is 25-28 North Wall Quay, IFSC, Dublin 1, Ireland. As set forth in our memorandum of association, our purpose, among other things, is to carry on the business of a holding company and to coordinate the administration, finances and activities of any subsidiaries or associated companies.

Appointment of Directors

        The Irish Companies Act provides for a minimum of two directors. Our articles of association provide that the number of directors will be not less than two and not more than 12. The authorized number of directors within the prescribed range will be determined solely by our Board of Directors and does not require approval or ratification by the shareholders in a general meeting. Our directors will be elected by way of an ordinary resolution at a general meeting save that directors in contested elections will be elected by a plurality of the votes of the shares present in person or represented by proxy at the relevant general meeting and entitled to vote on the election of directors. If the number of the directors is reduced below the fixed minimum number, the remaining director or directors may appoint an additional director or additional directors to make up such minimum or may convene a general meeting for the purpose of making such appointment. Casual vacancies may be filled by the Board of Directors.

        No person may be appointed director unless nominated in accordance with our articles of association. Our articles of association provide that, with respect to an annual or extraordinary general meeting of shareholders, nominations of persons for election to the Board of Directors may be made by (i) the affirmative vote of our Board of Directors or a committee thereof, (ii) any shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures provided for in our articles of association, or (iii) with respect to election at an extraordinary general meeting requisitioned in accordance with section 178 of the Irish Companies Act, by a shareholder who holds ordinary shares or other shares carrying the general right to vote at general meetings of the company and who makes such nomination in the written requisition of the extraordinary general meeting in accordance with our articles of association and the Irish Companies Act relating to nominations of directors and the proper bringing of special business before an extraordinary general meeting.

Removal of Directors

        Under the Irish Companies Act, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term at a meeting held on no less than 28 days' notice and at which the director is entitled to be heard. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) that the director may have against the company in respect of his or her removal.

        Our Board of Directors may fill any vacancy occurring on the Board of Directors. If the Board of Directors fills a vacancy, the director shall hold office until the next election of directors and until his or her successor shall be elected. A vacancy on the Board of Directors created by the removal of a director may be filled by our Board of Directors.

Director Interested Transactions

        Under the Irish Companies Act and our articles of association, a director who has an interest in a proposal, arrangement or contract is required to declare the nature of his or her interest at the first opportunity either (i) at a meeting of the board at which such proposal, arrangement or contract is first considered (provided such director knows this interest then exists, or in any other case, at the first meeting of the board after learning that he or she is or has become so interested) or (ii) by providing a general notice to the directors declaring that he or she is to be regarded as interested in any proposal, arrangement or contract with a particular person, and after giving such general notice will not be required to give special notice relating to any particular transaction. Provided the interested director makes such required disclosure, he or she shall be counted in determining the presence of a quorum at a meeting regarding the relevant proposal, arrangement or contract and will be permitted to vote on such proposal, arrangement or contract.

        Pursuant to our articles of association, it is within the directors' sole discretion to determine their compensation.

Borrowing

        Pursuant to our articles of association, among the directors' powers are the right to borrow money and to mortgage or charge the company's undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds or such other securities whether outright or as security for any debt, liability or obligation of the company or of any third party.

Duration; Dissolution; Rights upon Liquidation

        Our duration will be unlimited. We may be dissolved and wound up at any time by way of a shareholders' voluntary winding up or a creditors' winding up. In the case of a shareholders' voluntary winding-up, a special resolution of shareholders is required. We may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where we have failed to file certain returns. We may also be dissolved by the Director of Corporate Enforcement in Ireland where the affairs of the company have been investigated by an inspector and it appears from the report or any information obtained by the Director of Corporate Enforcement that we should be wound up.

        The rights of the shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, are prescribed in our articles of association or the terms of any preferred shares issued by the directors from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up. Pursuant to our articles of association, subject to the priorities of any creditors, the assets will be distributed to ordinary shareholders in proportion to the paid-up nominal value or credited as paid up value of the shares held at the commencement of the winding up. Our articles of association provide that our ordinary shareholders are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Uncertificated Shares

        Unless otherwise provided for by the Board of Directors or the rights attaching to or by the terms of issue of any particular shares, or to the extent required by any exchange, depository or any operator of any clearance or settlement system or by law, holders of our ordinary shares will not have the right to require us to issue certificates for their shares.

Stock Exchange Listing

        Our ordinary shares are listed on the NASDAQ Global Market under the symbol "NBRV." Our ordinary shares are not listed on the Irish Stock Exchange.

No Sinking Fund

        Our shares have no sinking fund provisions.

Transfer and Registration of Shares

        Our transfer agent is Computershare Trust Company, N.A. The transfer agent maintains our share register, and registration in the share register will be determinative of membership in us. A shareholder of ours who only holds shares beneficially will not be the holder of record of such shares. Instead, the depository or other nominee will be the holder of record of those shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in our official share register, as the depository or other nominee will remain the record holder of any such shares.

        A written instrument of transfer is required under Irish law in order to register on our official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on our official Irish share register. However, a shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

        Any transfer of our shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to our transfer agent. Our articles of association allow us, in our absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty, which is the legal obligation of a buyer. In the event of any such payment, we are (on behalf of ourselves or our affiliates) entitled to (i) seek reimbursement from the buyer or seller (at its discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the buyer or seller (at its discretion) and (iii) claim a lien against the shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in our shares has been paid unless one or both of such parties is otherwise notified by us.

        Our memorandum and articles of association delegate to our secretary (or such other person as may be nominated by the secretary for this purpose) the authority to execute an instrument of transfer on behalf of a transferring party.

        In order to help ensure that the official share register is regularly updated to reflect trading of our shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above). In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with the transfer and that we will not pay the stamp duty, the parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from us for this purpose) or request that we execute an instrument of transfer on behalf of the transferring party in a form determined by us. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to our transfer agent, the buyer will be registered as the legal owner of the relevant shares on our official Irish share register (subject to the matters described below).

        The directors may suspend registration of transfers from time to time, not exceeding 30 days in aggregate each year.

Differences in Corporate Law

        The applicable provisions of the Irish Companies Act differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Irish Companies Act applicable to us and provisions of our memorandum and articles of association and the Delaware General Corporation Law relating to shareholders' rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law, Irish law and our memorandum and articles of association.

	Ireland	Delaware
Board System	Under Irish law, a company has a unitary board structure and it is the responsibility of the board of directors to manage the business of the company in the best interests of the shareholders of the company.	Under Delaware law, a corporation has a unitary board structure and it is the responsibility of the board of directors to appoint and oversee the management of the corporation on behalf of and in the best interests of the shareholders of the corporation.
Management is responsible for running the corporation and overseeing its day-to-day operations.
Number of Directors

The Irish Companies Act provides for a minimum of two directors. Nabriva Ireland's articles of association provide that the number of directors will not be less than two and not more than 12. Nabriva Ireland's articles of association provide that the authorized number of directors within the prescribed range will be determined solely by the Nabriva Ireland Board and does not require approval or ratification by the shareholders in general meeting.

Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.
Removal of Directors

Under the Irish Companies Act and notwithstanding anything contained in Nabriva Ireland's memorandum and articles of association or in any agreement between Nabriva Ireland and a director, the shareholders may, by ordinary resolution, remove a director from office before the expiration of his or her term, at a meeting held no less than 28 days' notice and at which the director is entitled to be heard. Because of this provision of the Irish Companies Act, a director may be so removed before the expiration of his or her period of office. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) that the director may have against Nabriva Ireland in respect of his or her removal.

Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

	Ireland	Delaware
Vacancies on the Board of Directors

Nabriva Ireland's memorandum and articles of association provide that the Board of Directors may fill any vacancy occurring on the Board of Directors. During any vacancy on the Board, the remaining directors will have full power to act as the Board but, if and so long as, their number is reduced below the minimum number required under the memorandum and articles of association, the continuing directors or director may only act to appoint additional directors up to that minimum number or to summon a general meeting of Nabriva Ireland to elect directors and for no other purpose.

Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Annual General Meeting

Nabriva Ireland will be required to hold an annual general meeting within 18 months of incorporation and thereafter at intervals of no more than 15 months from the previous annual general meeting, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after Nabriva Ireland's fiscal year-end. Each general meeting will be held at such time and place as designated by the Nabriva Ireland Board of Directors and as specified in the notice of meeting. Subject to section 176 of the Irish Companies Act, all general meetings may be held outside of Ireland. The only matters that must, as a matter of Irish law, be transacted at an annual general meeting are the consideration of the statutory financial statements, report of the directors, report of the statutory auditors, review by the shareholders of the company's affairs and the appointment or re-appointment of the statutory auditors. If no resolution is made in respect of the reappointment of an existing auditor at an annual general meeting, the existing auditor will be deemed to have continued in office.

Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

	Ireland	Delaware
General Meeting

Under Irish law, extraordinary general meetings of Nabriva Ireland may be convened by (i) the Board of Directors, (ii) on requisition of the shareholders holding not less than 10% of the paid up share capital of Nabriva Ireland carrying voting rights, (iii) on requisition of Nabriva Ireland's auditors; or (iv) in exceptional cases, by order of the Irish High Court.

If the Nabriva Ireland board of directors becomes aware that the net assets of Nabriva Ireland are not greater than half of the amount of Nabriva Ireland's called-up share capital, it must convene an extraordinary general meeting of Nabriva Ireland's shareholders not later than 28 days from the date that the directors learn of this fact to consider how to address the situation.

Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
Notice of General Meetings

Under Irish law, notice of an annual or extraordinary general meeting must be given to all Nabriva Ireland shareholders and to the auditors of Nabriva Ireland. The Nabriva Ireland memorandum and articles of association provide for a minimum notice period of 21 days for an annual general meeting, which is the minimum permitted under Irish law. Under Irish law and the Nabriva Ireland memorandum and articles of association, the minimum notice periods are 21 days' notice in writing for an extraordinary general meeting to approve a special resolution and 14 days' notice in writing for any other extraordinary general meeting.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Proxy

Under Irish law, a shareholder may designate another person to attend, speak and vote at a general meeting of the company on their behalf by proxy, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy.

Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director's voting rights as a director.

	Ireland	Delaware
Pre-emptive Rights

Under Irish law, certain statutory pre-emption rights apply automatically in favor of shareholders when shares are to be issued for cash. However, Nabriva Ireland has opted out of these pre- emption rights in its articles of association as permitted under Irish law. Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders. If the opt-out is not renewed, shares issued for cash must be offered to existing shareholders of Nabriva Ireland on a pro rata basis to their existing shareholding before the shares may be issued to any new shareholders. Statutory pre-emption rights do not apply (i) when shares are issued for non-cash consideration (such as in a stock-for-stock acquisition), (ii) to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or (iii) where shares are issued pursuant to an employee stock option or similar equity plan.

Under Delaware law, stockholders have no pre-emptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

Authority to Allot

Under Irish law, the board of directors may allot and issue shares (or rights to subscribe for or convert into shares) only with the prior authorization of shareholders, such authorization to be valid for a maximum period of five years, each as specified in the articles of association or relevant shareholder resolution. The Nabriva Ireland articles of association will authorize the allotment of shares for a period of five years from the date of adoption of the Nabriva Ireland articles of association, which authorization will need to be renewed by ordinary resolution upon expiration but may be sought more frequently for additional five year terms (or any shorter period).

Under Delaware law, if the corporation's charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. It may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

	Ireland	Delaware
Liability of Directors and Officers

Under Irish law, a company may not exempt its directors or company secretary from liability for negligence or a breach of duty. However, where a breach of duty has been established, directors or the company secretary may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result. Pursuant to Nabriva Ireland's articles of association, its directors and secretary are indemnified to the extent permitted by the Irish Companies Acts. The aforementioned restrictions in the Irish Companies Act does not apply to executives who are not directors or the company secretary of Nabriva Ireland.

Under Irish law, shareholders may not agree to exempt a director or officer from any claim or right of action a shareholder may have, whether individually or in the right of a company, on account of any action taken or the failure to take any action in the performance of such director's or officer's duties to the company.

Under Delaware law, a corporation's certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•

any breach of the director's duty of loyalty to the corporation or its stockholders;

•

acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•

intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•

any transaction from which the director derives an improper personal benefit.

Voting Rights

Nabriva Ireland's articles of association provide that each Nabriva Ireland shareholder is entitled to one vote for each ordinary share that he or she holds as of the record date for the meeting.

Irish law requires approval of certain matters by "special resolution" of the shareholders at a general meeting. A special resolution requires the approval of not less than 75% of the votes of Nabriva Ireland's shareholders cast at a general meeting at which a quorum is present. Ordinary resolutions, by contrast, require a simple majority of the votes of Nabriva Ireland cast at a general meeting at which a quorum is present.

Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Ireland	Delaware
Shareholder Vote on Certain Transactions	Pursuant to Irish law, shareholder approval in connection with a transaction involving Nabriva Ireland would be required under the following circumstances:

•

in connection with a scheme of arrangement, both a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting in person or by proxy at a meeting called to approve such a scheme would be required;

•

in connection with an acquisition of Nabriva Ireland by way of a merger with an EU company under the EU Cross-Border Mergers Directive 2005/56/EC, approval by a special resolution of the shareholders would be required; and

•

in connection with a merger with an Irish company under the Irish Companies Act, approval by a special resolution of shareholders would be required.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation's assets or dissolution requires:

•

the approval of the board of directors; and

•

approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Ireland	Delaware
Standard of Conduct for Directors	The directors of Nabriva Ireland have certain statutory and fiduciary duties as a matter of Irish law. All of the directors have equal and overall responsibility for the management of Nabriva Ireland (although directors who also serve as employees may have additional responsibilities and duties arising under their employment agreements (if applicable), and it is likely that more will be expected of them in compliance with their duties than non-executive directors). The Irish Companies Act provides specifically for certain fiduciary duties of the directors of Irish companies, including duties:

•

to act in good faith and in the best interests of the company;

•

to act honestly and responsibly in relation to the company's affairs;

•

to act in accordance with the company's constitution and to exercise powers only for lawful purposes;

•

not to misuse the company's property, information and/or opportunity;

•

not to fetter their independent judgment;

•

to avoid conflicts of interest;

•

to exercise care, skill and diligence; and

•

to have regard for the interests of the company's shareholders.

Additional statutory duties under the Irish Companies Act include ensuring the maintenance of proper books of account, having annual accounts prepared, having an annual audit performed, and the duty to maintain certain registers and make certain filings as well as certain disclosures of personal interests.

For public limited companies like Nabriva Ireland, directors are under a specific duty to ensure that the company secretary has the skills or resources and the requisite knowledge and experience to discharge the role.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

	Ireland	Delaware
Stockholder Suits

In Ireland, the decision to institute proceedings is generally taken by a company's board of directors, who will usually be empowered to manage the company's business. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of the company. The central question at issue in deciding whether a minority shareholder may be permitted to bring a derivative action is whether, unless the action is brought, a wrong committed against the company would otherwise go un-redressed.

The principal case law in Ireland indicates that to bring a derivative action a person must first establish a prima facie case (i) that the company is entitled to the relief claimed and (ii) that the action falls within one of the five exceptions derived from case law, as follows:

(1) where an ultra vires or illegal act is perpetrated;

(2) where more than a bare majority is required to ratify the "wrong" complained of;

(3) where the shareholders' personal rights are infringed;

(4) where a fraud has been perpetrated upon a minority by those in control; or

(5) where the justice of the case requires a minority to be permitted to institute proceedings.

Shareholders may also bring proceedings against the company where the affairs of the company are being conducted, or the powers of the directors are being exercised, in a manner oppressive to the shareholders or in disregard of their interests. Oppression connotes conduct that is burdensome, harsh or wrong. Conduct must relate to the internal management of the company. This is an Irish statutory remedy and the court can grant any order it sees fit, usually providing for the purchase or transfer of the shares of any shareholder.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•

state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

•

allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff's failure to obtain the action; or

•

state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may, at our option, elect to offer depositary shares that represent preferred shares. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent one or more of a particular series of preferred shares to be described in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of preferred shares represented by the depositary share, to all the rights and preferences of the preferred share represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

        The preferred shares underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depository shares. You should refer to the form of the deposit agreement, our memorandum and articles of association and the applicable prospectus supplement for the applicable series of preferred shares that are, or will be, filed with the SEC.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred shares underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred shares.

        If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

        If a series of preferred shares underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the proportion of the liquidation preference accorded each share of the applicable series of preferred shares, as set forth in the applicable prospectus supplement.

Withdrawal of Shares

        Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole preferred shares and any money or other property represented by the depositary shares. In no event will the depositary deliver fractional preferred shares upon surrender of depositary receipts. Holders of preferred shares thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

        Whenever we redeem preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing preferred shares so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred shares to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the number of preferred shares represented by such depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

        After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption or upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Shares

        Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred shares. The record date for the depositary receipts relating to the preferred shares will be the same date as the record date for the preferred shares. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of preferred shares represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of preferred shares represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any preferred shares except to the extent it receives specific instructions from the holders of depositary shares representing that number of preferred shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred shares and any redemption of the preferred shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred shares and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution of the preferred shares in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

        The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred shares.

Limitation of Liability

        Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

        We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of ordinary shares, preferred shares or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per ordinary share, preferred share or depositary share and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of one or more purchase contracts and beneficial interests in debt securities or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders' obligations to purchase the ordinary shares, preferred shares or depositary shares under the purchase contracts.

        The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.

        The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase ordinary shares, preferred shares, depositary shares or debt securities. We may offer warrants separately or together with one or more additional warrants, ordinary shares, preferred shares, depositary shares or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

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  the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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  whether the warrants are to be sold separately or with other securities as parts of units;

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  whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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  any applicable material U.S. federal income tax consequences;

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  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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  the designation and terms of any equity securities purchasable upon exercise of the warrants;

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  the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

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  if applicable, the designation and terms of the preferred shares or depositary shares with which the warrants are issued and the number of warrants issued with each security;

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  if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred shares, depositary shares or ordinary shares will be separately transferable;

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  the number of ordinary shares, preferred shares or depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

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  any redemption or call provisions; and

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

 FORMS OF SECURITIES

        Each debt security, depositary share, purchase contract, purchase unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

        We may issue the debt securities, depositary shares, purchase contracts, purchase units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

        So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, purchase contract, warrant agreement or purchase unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase agreements or purchase units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

        We may sell securities:

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  through underwriters;

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  through dealers;

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  through agents;

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  directly to purchasers; or

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  through a combination of any of these methods of sale.

        In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

        The distribution of the securities may be effected from time to time in one or more transactions:

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  at a fixed price, or prices, which may be changed from time to time;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

        The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

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  the name of the agent or any underwriters;

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  the public offering or purchase price and the proceeds we will receive from the sale of the securities;

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  any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

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  all other items constituting underwriting compensation;

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  any discounts and commissions to be allowed or re-allowed or paid to dealers; and

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  any exchanges on which the securities will be listed.

        If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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  the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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  if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

        Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

        In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

        Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

        The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

 LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, certain legal matters of U.S. federal law and New York State law will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP. Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered and certain legal matters with respect to Irish law will be passed upon by A&L Goodbody.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PwC Wirtschaftsprüfung GmbH, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

9,411,765 Shares

Nabriva Therapeutics plc

Ordinary Shares

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

MORGAN STANLEY	BofA MERRILL LYNCH

Co-Managers

SunTrust Robinson Humphrey	Needham & Company	Wedbush PacGrow

September 19, 2017